UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

☒ Filed by the Registrant                          ☐    Filed by a party other than the Registrant

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☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Aprea Therapeutics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

[ ]	Fee computed on table in exbibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT DATED MAY 27, 2022—SUBJECT TO COMPLETION

535 Boylston Street

Boston, MA 02116

2022 ANNUAL MEETING OF STOCKHOLDERS

To be Held on July 28, 2022

[ ], 2022

Dear Stockholder:

I am pleased to invite you to attend Aprea Therapeutics Inc.’s 2022 Annual Meeting of Stockholders, or Annual Meeting, which will be held on Thursday, July 28, 2022 at 9:00 a.m., Eastern Time. This year’s Annual Meeting will be held virtually via live webcast on the Internet. Stockholders will be able to attend the meeting, vote and submit questions via the Internet at www.virtualshareholdermeeting.com/APRE2022 by using the 16-digit control number included in your proxy materials.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of the 2022 Annual Meeting of Stockholders and Proxy Statement. Other than the proposals described in the Proxy Statement, the Board of Directors is not aware of any other matters to be presented for a vote at the Annual Meeting. We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we encourage you to review the proxy materials and submit your vote via the Internet, telephone or mail as soon as possible.

On behalf of the Board of Directors, I would like to express our appreciation for your ongoing support of Aprea Therapeutics.

Sincerely,

Christian S. Schade
Chairman and Chief Executive Officer

PRELIMINARY PROXY STATEMENT DATED MAY 27, 2022—SUBJECT TO COMPLETION

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

You are invited to attend Aprea Therapeutics, Inc.’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held as a virtual meeting via live webcast on the Internet. At the Annual Meeting, stockholders will be asked to vote:

●	to elect the three director nominees who are named in the attached Proxy Statement to serve as Class III directors;
●	to ratify, on an advisory basis, the appointments on May 16, 2022 of Marc Duey to our Board of Directors as a Class I director, and each of Michael Grissinger and Rifat Pamukcu, M.D. to our Board of Directors as Class II directors;
●	to approve the issuance, in accordance with Nasdaq Listing Rule 5635(a), of our common stock, upon conversion of our Series A Non-Voting Convertible Preferred Stock (“Series A Preferred Stock”) issued on May 16, 2022 (the “Preferred Stock Conversion Proposal”);
●	to approve the amendments to our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”), to effect a reverse stock split at a ratio in the range of between 1-for-3 and 1-for-20, inclusive (the “Reverse Stock Split”), with the exact ratio to be set within that range at the discretion of our Board of Directors before December 31, 2022 without further approval or authorization of our stockholders and with our Board of Directors able to elect to abandon such proposed amendment and not effect the Reverse Stock Split authorized by stockholders, in its sole discretion (the “Reverse Stock Split Proposal”);
●	to amend our 2019 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance, by 2,000,000 shares (the “Equity Incentive Plan Proposal”);
●	to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2022 fiscal year; and
●	to transact any such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

We issued the Series A Preferred Stock in connection with the transactions under the Agreement and Plan of Merger, dated as of May 16, 2022, by and among Aprea Therapeutics, Inc., Atrin Pharmaceuticals Inc. (“Atrin”), ATR Merger Sub I Inc. and ATR Merger Sub II LLC (the “Merger Agreement”). Following the subsidiary mergers pursuant to the Merger Agreement (the “Mergers”), Atrin, through its successor entity, became a wholly-owned subsidiary. We refer you to our Current Report on Form 8-K, filed with the SEC on May 16, 2022 in connection with the Mergers, for more information about the Merger Agreement and the Mergers.

MEETING INFORMATION:

Date:	July 28, 2022

Time:	9:00 a.m. Eastern Time

Virtual Location:	www.virtualshareholdermeeting.com/APRE2022

Record Date:	You can participate in the virtual annual meeting and vote if you were a stockholder of record on June 9, 2022.

Your vote matters. Whether or not you plan to attend the virtual Annual Meeting, please ensure that your shares are represented by voting promptly. Specific instructions on how to vote via the Internet, telephone or mail or virtually at the Annual Meeting are described in the accompanying Proxy Statement.

By Order of the Board of Directors,

Scott M. Coiante Corporate Secretary [ ], 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE VIRTUAL ANNUAL MEETING TO BE HELD ON JULY 28, 2022. This Notice of the Annual Meeting, the accompanying Proxy Statement and our 2021 Annual Report on Form 10-K (as amended by Form 10-K/A) are available by visiting http://www.proxyvote.com using the 16-digit control number included in your proxy materials.

PRELIMINARY PROXY STATEMENT DATED MAY 27, 2022—SUBJECT TO COMPLETION

Aprea Therapeutics, Inc.

535 Boylston Street

Boston, Massachusetts 02116

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD VIRTUALLY ON JULY 28, 2022

INTRODUCTION

This Proxy Statement, the proxy card and the Notice of Annual Meeting are being provided in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Aprea Therapeutics, Inc., a Delaware corporation (“Aprea,” the “Company,” “we,” “us” or “our”), for use at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held via live audio webcast at www.virtualshareholdermeeting.com/APRE2022 on July 28, 2022 at 9:00 a.m., Eastern time as a virtual meeting, and any adjournments or postponements thereof.

The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person. In accordance with the rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are making our proxy materials available to our stockholders electronically via the Internet. Accordingly, on or about [ ], 2022, the Company will mail a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) to our stockholders containing instructions on how to access the proxy materials on the Internet, how to vote online or by telephone and, if desired, how to receive a printed set of the proxy materials. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only. For additional details regarding the Annual Meeting and voting generally, please refer to the section of this Proxy Statement entitled “General Information About the Annual Meeting.”

PROXY SUMMARY

To assist you in reviewing the proposals to be considered at the Annual Meeting, we call your attention to the following proxy summary. This is only a summary; please review this Proxy Statement and our 2021 Annual Report on Form 10-K (as amended by Form 10-K/A) in full.

Summary of Stockholder Voting Matters

Proposal	For More Information	Board of Directors Recommendation

Item 1: Election of Three Class III Directors for Three-Year Terms Expiring at the 2025 Annual Meeting of Stockholders Class III:	Page 35	✓ FOR Each Nominee
Oren Gilad, Ph.D. John B. Henneman III Christian S. Schade
Item 2: Ratification of Each of the Appointments of Class I and Class II Directors	Page 35	✓ FOR Each Director
Item 3: Approval of Preferred Stock Conversion Proposal	Page 36	✓ FOR
Item 4: Approval of Reverse Stock Split Proposal	Page 41	✓ FOR
Item 5: Approval of Equity Incentive Plan Proposal	Page 48	✓ FOR
Item 6: Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2022	Page 55	✓ FOR

Our Director Nominees

You are being asked to vote on the election of Oren Gilad, Ph.D., John B. Henneman III and Christian S. Schade as Class III directors, each to serve for a three-year term expiring at our 2025 Annual Meeting of Stockholders. Each director will hold office until his or her successor is elected and qualified or until the director’s earlier death, resignation, or removal.

Directors are elected by a plurality of the votes cast by our stockholders at the Annual Meeting. The three nominees receiving the most FOR votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted FOR the election of Dr. Gilad, Mr. Henneman and Mr. Schade. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

Name	Age	Director Since	Occupation	Independent	AC	CC	NCGC	Other Current Public Company Boards
Oren Gilad, Ph.D.	54	2022	President, Aprea Therapeutics, Inc.	No	—	—	—	None
John B. Henneman III	60	2019	Life Sciences Consultant and Advisor	Yes	C	—	M	R1 RCM, Inc., SeaSpine Holdings Corporation and Anika Therapeutics, Inc.
Christian S. Schade	61	2016	CEO, Aprea Therapeutics, Inc.	No	—	—	—	Integra LifeSciences Holdings Corporation

AC = Audit Committee	CC = Compensation Committee	C = Chair
NCGC = Nominating and Corporate Governance Committee		M = Member

Recently Appointed Directors for Ratification

You are also being asked to ratify, on an advisory basis, the appointments on May 16, 2022 of Marc Duey to our Board as a Class I director, and each of Michael Grissinger and Rifat Pamukcu, M.D. to our Board of Directors as Class II directors. Information on these directors is provided below.

Name	Age	Director Since	Occupation	Independent	AC	CC	NCGC	Other Current Public Company Boards
Marc Duey	66	2022	Managing Partner, Duce Management LLC	Yes	―	M	―	None
Michael Grissinger	68	2022	Director (Chair), Kira Biotech Pty Ltd; Director, Atriva Therapeutics PLC and Akari Therapeutics, Plc	Yes	M	―	C	Akari Therapeutics, Plc
Rifat Pamukcu, M.D.	64	2022	President and CEO, RXMP Therapeutics, Inc.; President and CEO, Midway Pharmaceuticals; Managing Partner of Corami LLC	Yes	―	M	M	None

AC = Audit Committee	CC = Compensation Committee	C = Chair
NCGC = Nominating and Corporate Governance Committee		M = Member

Corporate Governance Summary Facts

The following table summarizes our current Board structure and key elements of our corporate governance framework:

Governance Item
Size of Board	8
Number of Independent Directors	6 out of 8 (75)%
Chairman of the Board	Christian S. Schade
Lead Independent Director	John B. Henneman
All Non-Employee Directors and Board Committee Members are Independent	Yes, with the exception of our Executive Chairman
Board Self-Evaluation	Annual
Review of Independence of Board and Committees	Annual
Independent Directors Regularly Meet Without Management Present	Yes
Voting Standard for Election of Directors in Uncontested Elections	Plurality
Directors Have Access to All Levels of Management and are Provided with Opportunities to Meet with Members of Management on a Regular Basis	Yes
Corporate Governance Guidelines	Yes

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Q:          Who can vote at the Annual Meeting?

A:          Only stockholders of record of our common stock at the close of business on June 9, 2022 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote their shares of our common stock that they held on that date at the Annual Meeting. As of that date, [ ] shares of our common stock were outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Of the shares of our common stock issued and outstanding and entitled to vote, 1,117,394 shares of common stock were issued in the Mergers (as described below under “Proposal No. 3—Approval of Series Preferred Stock Conversion Proposal”) and are not entitled to vote on Proposal No. 3 under the listing rules of the Nasdaq Stock Market. We anticipate that these 1,117,394 shares of common stock will be voted in favor of Proposal No. 3 for purposes of adopting the proposal under Delaware law. However, to comply with Nasdaq rules, we will instruct the inspector of elections to conduct a separate tabulation that subtracts the votes represented by these shares from the total number of shares voted on Proposal No. 3 to determine whether that proposal has been adopted in accordance with applicable Nasdaq rules.

On the Record Date, there were 2,949,630 shares of Preferred Stock issued and outstanding, all of which were issued in the Mergers (as described below under “Proposal No. 3—Approval of Preferred Stock Conversion Proposal—Overview of Proposal 3”). The Preferred Stock is not entitled to vote on the matters being considered at the Annual Meeting.

Q:          What am I being asked to vote on?

A:          You are being asked to vote on six proposals:

●	Proposal 1: to elect three Class III directors for three-year terms expiring at the 2025 Annual Meeting of Stockholders;
●	Proposal 2: to ratify, on an advisory basis, the appointments on May 16, 2022 of Marc Duey to our Board of Directors as a Class I director, and each of Michael Grissinger and Rifat Pamukcu, M.D. to our Board of Directors as Class II directors;
●	Proposal 3: to approve the issuance, in accordance with Nasdaq Listing Rule 5635(a), of our common stock, upon conversion of our Series A Preferred Stock issued on May 16, 2022;
●	Proposal 4: to approve the amendments to our Certificate of Incorporation, to effect a reverse stock split at a ratio in the range of 1-for-3 to 1-for-20, inclusive, with the exact ratio to be set within that range at the discretion of our Board of Directors before December 31, 2022;
●	Proposal 5: to amend the Aprea Therapeutics, Inc. 2019 Equity Incentive Plan to increase the number of shares authorized for issuance by 2,000,000 shares;
●	Proposal 6: to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

Q:          How do I vote?

A:          Stockholder of Record – Shares Registered in Your Name

If you are a stockholder of record, you may vote in any of the following manners:

Mailing your signed proxy card or voter instruction card.	Using the Internet at www.proxyvote.com (have your proxy card or Internet Notice when you visit the website)	Calling toll-free at 1-800-690-6903 (have your proxy card or Internet Notice when you call).

Whether or not you plan to attend the Annual Meeting, we urge you to vote promptly by mail, Internet, or telephone to ensure your vote is counted. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on July 27, 2022. Proxy cards submitted by mail must be received by the close of business on July 27, 2022 to be counted.

Beneficial Owner – Shares Registered in the Name of Broker, Bank of Other Nominee (“Street Name”)

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares held in Street Name. The Internet Notice has been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record of those shares. As the beneficial owner, you must follow the voting instructions provided by your broker, bank, or other holder in order to instruct your broker, bank, or other holder of record on how to vote your shares by using the proxy card included in the materials made available.

Voting During the Annual Meeting

Both stockholders of record and beneficial owners will be able to vote during the Annual Meeting by logging into www.virtualshareholdermeeting.com/APRE2022 using the 16-digit control number included in your proxy materials. If you cast your vote prior to the Annual Meeting, there is no need to vote again at the Annual Meeting. Any vote cast during the Annual Meeting will revoke a previously submitted proxy. Even if you plan to attend the virtual Annual Meeting, we encourage you to vote in advance by mail, Internet or telephone so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Q:          How does the Board of Directors recommend I vote on the Proposals?

A:          Our Board of Directors recommends that you vote:

●	FOR the election of each of the director nominees named in this Proxy Statement (Proposal 1);
●	FOR the ratification, on an advisory basis, of the appointments on May 16, 2022 of Marc Duey to our Board of Directors as a Class I director, and each of Michael Grissinger and Rifat Pamukcu, M.D. to our Board of Directors as Class II directors (Proposal 2);
●	FOR the issuance, in accordance with Nasdaq Listing Rule 5635(a), of our common stock, upon conversion of our Series A Preferred Stock issued on May 16, 2022 (Proposal 3);

●	FOR the amendments to our Certificate of Incorporation, to effect a reverse stock split at a ratio in the range of 1-for-3 to 1-for-20, inclusive, with the exact ratio to be set within that range at the discretion of our Board of Directors (Proposal 4);
●	FOR the amendment of the Aprea Therapeutics, Inc. 2019 Equity Incentive Plan to increase the number of shares authorized for issuance by 2,000,000 shares (Proposal 5); and
●	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 6).

Q:          How will my shares be voted? Can I change my vote?

A:          In each case, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the proposals. You may revoke or change your vote any time before the proxy is exercised. To do so, you must do one of the following:

●	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.
●	Sign a new proxy card and submit it by mail, which must be received no later than the close of business on July 27, 2022. Only your latest dated proxy card will be counted.
●	Attend the virtual Annual Meeting and vote during the meeting. Attending the virtual Annual Meeting will not by itself revoke a previously granted proxy.
●	Give our Corporate Secretary written notice no later than the close of business on July 27, 2022 that you want to revoke your proxy.

If your shares are held in Street Name, you should follow the instructions provided by your broker, bank, or other holder of record to revoke previously submitted voting instructions.

Q:          What is the deadline for voting?

The deadline for voting by telephone or Internet prior to the Annual Meeting is 11:59 p.m. Eastern Time on July 27, 2022. You may also vote during the virtual Annual Meeting.

Q:          What are “broker non-votes” and how many votes are needed to approve each proposal?

A:          As the beneficial owner of shares held in Street Name, you may direct your broker, bank, or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting. A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares.

If you are a beneficial owner of shares held in Street Name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters (Proposals 4 and 6 in this Proxy Statement) but cannot vote on “non-routine” matters (Proposals 1, 2, 3 and 5 in this Proxy Statement).

The following table summarizes the vote required for and how broker non-votes and abstentions are treated with respect to our proposals:

Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting
Election of Three Class III Directors for Three-Year Terms Expiring at the 2025 Annual Meeting of Stockholders	Plurality of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Ratification, on an advisory basis, of the appointments of each of Marc Duey, Michael Grissinger and Rifat Pamukcu, M.D. to our Board of Directors	Majority of the shares of common stock present and entitled to vote	Abstentions will count as a vote “against” and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Issuance, in accordance with Nasdaq Listing Rule 5635(a), of our common stock, upon conversion of our Series A Preferred Stock	Majority of the shares of common stock present and entitled to vote, subject to the separate tabulation of votes described in “Who Can Vote at the Annual Meeting” set forth above	Abstentions will count as a vote “against” and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Amendments to our Certificate of Incorporation, to effect a reverse stock split	Majority of shares of common stock outstanding	Abstentions will count as a vote “against” and broker non-votes will not be taken into account in determining the outcome of the proposal	Yes
Amendment of the Aprea Therapeutics, Inc. 2019 Equity Incentive Plan to increase the number of authorized shares	Majority of the shares of common stock present and entitled to vote	Abstentions will count as a vote “against” and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for fiscal year 2022	Majority of the shares of common stock present and entitled to vote	Abstentions will count as a vote “against” and broker non-votes will not be taken into account in determining the outcome of the proposal	Yes

Q:          What is the quorum requirement?

A:          We must have a quorum to conduct business at the Annual Meeting. A quorum consists of the presence at the meeting, either virtually in person or represented by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting. For the purpose of establishing a quorum, abstentions and broker non-votes are counted as shares represented toward the quorum. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy or the chairman of the meeting may adjourn the meeting to another date.

Q:          Why are you holding a virtual Annual Meeting?

A:          To provide access to the Annual Meeting for our stockholders regardless of geographic location, the Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to ensure that our stockholders who attend the Annual Meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting. The live webcast of the Annual Meeting can be accessed by stockholders on the day of the meeting at www.virtualshareholdermeeting.com/APRE2022 and a recording will be available for one year following the Annual Meeting on the same website.

Q:          How do I attend, vote shares and ask questions at the virtual Annual Meeting?

A:          To attend and participate in the virtual Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, please visit www.virtualshareholdermeeting.com/APRE2022 and use the 16-digit control number included on your proxy materials to log into the website. Instructions on how to connect to the Annual Meeting and participate via the Internet, are posted at www.virtualshareholdermeeting.com/APRE2022. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting as a guest but you will not be able to vote your shares or submit questions during the Annual Meeting.

The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. We encourage stockholders to login to the website and access the webcast before the Annual Meeting’s start time. Online check-in will begin, and stockholders may begin submitting written questions, at 8:45 a.m. Eastern Time, and you should allow ample time for check-in procedures.

You will be permitted to submit your questions during the meeting to be addressed by management during a question and answer session as time allows. Such questions must be confined to matters properly before the Annual Meeting and of general company concern. Additional information regarding questions submitted during the meeting will be available in the rules of conduct for the meeting available at www.virtualshareholdermeeting.com/APRE2022.

Q:How can I get help if I have trouble checking in or listening to the meeting online?

We will have technicians ready to assist you with any technical difficulties you have accessing the virtual Annual Meeting or submitting questions. If you encounter any difficulties accessing the virtual Annual Meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page.

Q:          Who will bear the cost of soliciting votes for the Annual Meeting?

A:          The Company will bear all expenses of this solicitation, including the cost of preparing and providing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers, and employees may also solicit proxies in person or by other means of communication. We will not additionally compensate those directors, officers and employees but we may reimburse them for reasonable out-of-pocket expenses in connection with such solicitation. We have engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related advice and information support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $80,000 in total.

Q:	How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Q:	Are stockholders entitled to any appraisal or similar rights of dissenters?

Our stockholders are not entitled to dissent and obtain appraisal of, or payment for, such stockholders’ capital stock, under the General Corporation Law of the State of Delaware, our Certificate of Incorporation or Amended and Restated Bylaws (our “Bylaws”), with respect to any of the proposals to be considered at the Annual Meeting.

Our Board of Directors is soliciting your vote on matters that will be presented at the Annual Meeting and at any adjournment or postponement thereof. This Proxy Statement contains information on these matters to assist you in voting your shares.

BOARD OF DIRECTORS

Our Board of Directors has nominated Oren Gilad, Ph.D., John B. Henneman III and Christian S. Schade as Class III directors, each to serve for a three-year term expiring at our 2025 Annual Meeting of Stockholders.

CLASSIFIED BOARD OF DIRECTORS

Our Board of Directors is the Company’s ultimate decision-making body, except with respect to those matters reserved to the stockholders. Our Board selects the members of our senior management team, who in turn are responsible for the day-to-day operations of the Company. Our Board acts as an advisor and counselor to senior management and oversees its performance.

Our Board consists of directors divided into three classes, with each class holding office for a three-year term. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as practicable, each class will consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company.

The composition of our Board is as follows:

Class I

Marc Duey

Richard Peters, M.D., Ph.D.

Bernd R. Seizinger, M.D., Ph.D.

Class II

Rifat Pamukcu, M.D.

Michael Grissinger

Class III

Oren Gilad, Ph.D.

John B. Henneman III

Christian S. Schade

Each of the current Class III directors have been nominated by our Board of Directors for election at the Annual Meeting for three-year terms that will expire at the 2025 Annual Meeting of Stockholders. Each director will hold office until his or her successor is elected and qualified or until the director’s earlier death, resignation, or removal.

BOARD STRUCTURE AND COMPOSITION

The Nominating and Corporate Governance Committee of our Board is responsible for recommending the composition and structure of our Board and for developing criteria for Board membership. This Committee regularly reviews director competencies, qualities, and experiences, with the goal of ensuring that our Board is comprised of an effective team of directors who function collegially and who are able to apply their experience toward meaningful contributions to our business strategy and oversight of our performance, risk management, organizational development, and succession planning.

Our Bylaws provide that the number of members of our Board of Directors shall be fixed by the Board from time to time. Our Board is currently fixed at eight members. In accordance with the Merger Agreement, after the conclusion of the Annual Meeting, the Board plans to increase the number of directors from eight to nine, with the additional ninth director to be appointed to the Board. Our Board is divided into three classes with staggered three-year terms. The

Nominating and Corporate Governance Committee is responsible for identifying individuals that the committee believes are qualified to become Board members.

CRITERIA FOR BOARD MEMBERSHIP

The Nominating and Corporate Governance Committee has identified certain criteria that it will consider in identifying director nominees. Important general criteria and considerations for Board membership include:

General Criteria

• ability to contribute to the Board’s range of talent, skill, and experience to provide sound and prudent guidance with respect to the Company’s strategy and operations, including, but not limited to:

o experience at senior levels in public companies,
o
o technology and financial expertise, and
o

o

 experience in leadership roles in life sciences and healthcare fields, including experience in the areas of development and commercialization of drug products, particularly in the therapeutic areas served by our product candidates, and pharmaceutical manufacturing and quality control, including oversight and expansion of contract manufacturing and development operations;

• personal integrity and ethical character, commitment and independence of thought and judgment;

• capability to fairly and equally represent our stockholders;

•

confidence and willingness to express ideas and engage in constructive discussion with other Board members and management, to actively participate in the Board’s decision-making process and make difficult decisions in the best interest of the Company;

• willingness and ability to devote sufficient time, energy, and attention to the affairs of the Company and the Board; and

• lack of actual and potential conflicts of interest.

The Nominating and Corporate Governance Committee also considers, on an ongoing basis, the background, experience, and skills of the incumbent directors that are important to our current and future business needs, including, among others, the combined mix of experience in the following areas:

Director Skills Criteria
Business Leadership & Operations	International Business

Medicine & Science	Risk Management

Life Sciences, Healthcare & Public Health	Government, Regulatory & Public Policy

Pharmaceutical Product Reimbursement	Pharmaceutical Manufacturing & Supply

Pharmaceutical Marketing & Sales	Technology

Financing & Accounting

SELECTION OF CANDIDATES

Director Skill Set Considerations

In recruiting and selecting Board candidates, the Nominating and Corporate Governance Committee considers the size of the Board and the criteria listed under the “Director Skills Criteria” table above. These skills criteria help the committee determine whether a particular Board member or candidate possesses one or more of the skill sets, as well as whether those skills and/or other attributes qualify him or her for service on a particular committee. The Nominating and Corporate Governance Committee also considers a wide range of additional factors, including each director’s and candidate’s projected retirement date, to assist in Board succession planning; other positions the director or candidate holds, including other boards of directors on which he or she serves; and the independence of each director and candidate, to ensure that a substantial majority of the Board is independent. The Nominating and Corporate Governance Committee considers each candidate’s gender, race/ethnicity and other individual qualities and attributes discussed above as they may contribute to the overall composition of the Board.

BOARD REFRESHMENT

On an ongoing basis, the Nominating and Corporate Governance Committee considers potential director candidates identified on its own initiative as well as candidates referred or recommended to it by other directors, members of management, search firms, stockholders, and others (including individuals seeking to join the Board).

Stockholders who wish to recommend candidates may contact the Nominating and Corporate Governance Committee in the manner described under the section titled “Stockholder Engagement - Communicate.” Stockholder nominations must be made according to the procedures required under our Bylaws and described in this Proxy Statement under the heading “Requirements for Submission of Stockholder Proposals or Nominations for Next Year’s Annual Meeting.” Stockholder-recommended candidates and stockholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Nominating and Corporate Governance Committee in the same manner as the Nominating and Corporate Governance Committee’s nominees.

DIRECTOR NOMINEES

CLASS III DIRECTORS —STANDING FOR ELECTION AT THE ANNUAL MEETING TO SERVE A TERM TO EXPIRE AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Oren Gilad, Ph.D.
Age: 54	Committee Memberships: None
Director Since: 2022	Other Public Directorships: None

Oren Gilad, Ph.D. has served as our President and a member of our Board since May 2022, when he was appointed in connection with the Mergers. Dr. Gilad has extensive leadership experience across all phases of drug development. Prior to joining Aprea, from 2011 to 2022, he was the Chief Executive Officer of Atrin. Prior to founding Atrin in 2011, Dr. Gilad had a 13-year academic career, where he authored numerous high impact scientific articles, including one that demonstrated the importance of the ATR pathway in cancer development and prevention. This breakthrough research was conducted at the University of Pennsylvania. Dr. Gilad holds a B.Sc from the Hebrew University, a Ph.D. and post-doctorate from the University of California at Davis, and a post-doctorate from the University of Pennsylvania.

We believe Dr. Gilad is qualified to serve on our Board because of his leadership experience at Atrin and experience in the life sciences industry, as well as his extensive scientific background.

John B. Henneman III
Age: 60	Committee Memberships: Audit (Chair); Nominating and Corporate Governance
Director Since: 2019	Other Public Directorships: R1 RCM Inc., SeaSpine Holdings Corporation and Anika Therapeutics, Inc.

John B. Henneman III has been a member of our Board since August 2019. Mr. Henneman has more than 25 years of combined financial and operational management experience in the life sciences industry. From July 2018 until November 2018, Mr. Henneman served as the Chief Administrative Officer of NewLink Genetics Corporation (“NewLink”), a biotechnology company. From October 2014 to July 2018, Mr. Henneman served as NewLink’s Executive Vice President and Chief Financial Officer. From 1998 to 2014, Mr. Henneman served at Integra LifeSciences Holdings Corporation (“Integra”), a publicly-held medical device company, in various capacities. Before becoming Integra’s Chief Financial Officer in 2007, Mr. Henneman was Chief Administrative Officer, responsible for Integra’s regulatory affairs, quality systems, clinical affairs, human resources, information systems and legal affairs functions, the management of Integra’s surgical instruments business, and Integra’s business development function. Mr. Henneman currently serves on the boards of directors of R1 RCM Inc., a publicly-held revenue cycle technology and management services company, SeaSpine Holdings Corporation, a publicly-held medical technology company, Anika Therapeutics, Inc., a publicly-held medical technology company and Alafair Biosciences, Inc., a privately-held medical device company. Mr. Henneman is also senior advisor to Prettybrook Partners, a private equity firm, and a consultant with SparkMed Advisors LLC, which provides consulting and other services to start-up medical device and biotechnology companies.

We believe Mr. Henneman is qualified to serve on our Board because of his senior management experience at NewLink and Integra, his service on the boards of R1 RCM, Inc., Anika Therapeutics, Inc. and SeaSpine Holdings Corporation, and his extensive experience in the areas of finance, financial accounting, business transactions, and mergers and acquisitions.

Christian S. Schade
Age: 61	Committee Memberships: None
Director Since: 2016	Other Public Directorships: Integra LifeSciences Holdings Corporation.

Christian S. Schade has served as our President and Chief Executive Officer and as a member of our Board since June 2016 and was appointed Chairman of the Board in September 2020. Mr. Schade has more than 30 years of private and public pharmaceutical and biotechnology industry experience, as well as broad corporate finance expertise from his tenure in investment banking. Prior to joining Aprea, from 2014 to 2015, he was Chief Executive Officer of Novira, a privately held antiviral drug discovery company until it was acquired by Johnson & Johnson. Prior to joining Novira, Mr. Schade was Executive Vice President and Chief Financial Officer of Omthera Pharmaceuticals, Inc. (“Omthera”), a Nasdaq-listed specialty pharmaceuticals company focused on the development and commercialization of new therapies for dyslipidemia until it was acquired by AstraZeneca Plc. He also was Executive Vice President and Chief Financial Officer at NYSE-listed NRG Energy Inc., and from 2000 to 2009, he was Senior Vice President of Administration and Chief Financial Officer at Medarex, Inc. (“Medarex”), a biopharmaceutical company focused on antibody-based therapeutic products for oncology, inflammation, autoimmune disorders, and infectious diseases until it was acquired by Bristol-Myers Squibb Company. Before joining Medarex, Mr. Schade served as Managing Director at Merrill Lynch in London and held various corporate finance and capital markets positions in New York and London for both Merrill Lynch and JP Morgan Chase & Co. Mr. Schade currently serves on the board of directors of Sapience Therapeutics, Inc., and Integra LifeSciences Holdings Corporation, where he chairs the Finance Committee. Mr. Schade received an M.B.A. from the Wharton School at the University of Pennsylvania and an A.B. from Princeton University.

We believe Mr. Schade is qualified to serve as our Chairman and Chief Executive Officer and on our Board because of his extensive experience in leadership and management roles at various life sciences companies.

CONTINUING DIRECTORS

CLASS I DIRECTORS— TERM EXPIRING AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS

Marc Duey
Age: 66	Committee Memberships: Compensation
Director Since: 2022	Other Public Directorships: None

Marc Duey has been a member of our Board since May 2022, when he was appointed in connection with the Mergers. Mr. Duey brings over three decades of experience in the Pharmaceutical and Biotechnology industries and brings a great deal of commercial business, and product launch experience. Since 2012, he has served as a Managing Partner at Duce Management, LLC, which focuses on biotech and digital health convergence via early-stage commitments to emerging firms with intellectual property and platform technology of eventual interest to specialty pharmaceutical manufacturers seeking potential therapies for cancer. Mr. Duey was the Founder, President, and CEO of ProMetrics, Inc., from 1993 to 2019, a leading sales and patient-level data aggregator and service provider to the specialty pharmaceutical industry for over two decades. ProMetrics is now the Patient Solutions Division of ConcertAI, a leading real-world data, and AI-based predictive analytics partner to the largest, most ambitious, and dynamic oncology firms. Mr. Duey founded ProMetrics to provide marketing and sales teams with strategic and tactical decision support. Under his direction, the firm helped launch dozens of biopharma products, serviced over 150 clients, and managed thousands of projects. Seven client biotech firms have been acquired by seven large oncology companies, also clients, for a total transaction value of over $150 billion. Prior to founding ProMetrics, Mr. Duey was the founder and President of DuWest Research, an international management consulting firm, with offices on three continents, that specialized in serving the needs of diagnostic and biotechnology firms. Mr. Duey is a member of numerous trade and industry associations and sits on the Board of Directors of several technology companies. He is an adjunct professor at West Chester University in both the Business School and the Pharmaceutical Product Development program (PPD). He serves on the Board of Trustees of International House Philadelphia, and is a member of the Leadership Council of the Wistar Institute. He is an active member of the American Society of Clinical Oncology (ASCO), the American Association of Cancer Research (AACR), the American Association of Pharmaceutical Science (AAPS), and the Licensing Executive Society (LES). Mr. Duey holds a B.S. and an M.S. degree in science from the University of Ottawa, and an M.B.A. from the Ivey Business School at Western University, London, Canada.

We believe Mr. Duey is qualified to serve on our Board because of his experience as founder and CEO at ProMetrics and president of DuWest Research, his lengthy career at several pharmaceutical-focused technology company, and his extensive knowledge in the areas of finance and international business transactions.

Richard Peters, M.D., Ph.D.
Age: 59	Committee Memberships: Compensation (Chair)
Director Since: 2020	Other Public Directorships: Yumanity Therapeutics, Inc.

Richard Peters, M.D., Ph.D. has served as a member of our Board since June 2020. Beginning in September 2019, Dr. Peters serves as President, Chief Executive Officer and Director at Yumanity Therapeutics Inc. (“Yumanity”), a publicly traded company focused on finding treatments for neurodegenerative disease. Dr. Peters has more than 25 years of experience developing new therapies for difficult-to-treat diseases. Prior to joining Yumanity, Dr. Peters was President & Chief Executive Officer of Merrimack Pharmaceuticals, Inc. (“Merrimack”), a pharmaceutical company specialized in developing drugs for the treatment of cancer, from February 2017 to June 2019. Prior to Merrimack, Dr. Peters served as Senior Vice President and Head, Global Rare Diseases at Genzyme (Sanofi), a pharmaceutical company, from April 2014 to June 2016. Dr. Peters has also been an active founder and investor of several biotechnology start-up companies.

Dr. Peters is a Harvard-trained physician and scientist, has served on the faculty at the Massachusetts General Hospital, and completed a Howard Hughes Medical Institute Fellowship in biophysics at Harvard Medical School. Dr. Peters commenced his medical studies at UC Louvain in Belgium and holds M.D. and Ph.D. degrees from the Medical University of South Carolina.

We believe Dr. Peters is qualified to serve on our Board because of his senior management experience at Yumanity and Merrimack, his experience in the life sciences industry and his scientific background.

Bernd R. Seizinger, M.D., Ph.D.
Age: 65	Committee Memberships: Nominating and Corporate Governance; Audit
Director Since: 2015	Other Public Directorships: Oncolytics Biotech Inc. and BioInvent International AB

Bernd R. Seizinger, M.D., Ph.D. has served as a member of our board of directors since 2015. Dr. Seizinger is a board member in a number of public and private biotech companies in the United States, Europe, and Canada, including Oxford BioTherapeutics Ltd., Nykode Therapeutics, BioInvent International AB, Oncolytics Biotech Inc. and CryptoMedix LLC. Previously, Dr. Seizinger was President and Chief Executive Officer of GPC Biotech, VP Oncology Drug Discovery at Bristol-Myers Squibb Company, and Executive VP and Chief Scientific Officer at Genome Therapeutics. Prior to his corporate appointments, he held senior faculty positions at Massachusetts Harvard Medical School, Massachusetts General Hospital and Princeton University.

We believe Dr. Seizinger is qualified to serve on our Board because of his perspective and experience as a leader and board member in the life sciences industry and his strong medical and scientific background.

CLASS II DIRECTORS — TERM EXPIRING AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Michael Grissinger
Age: 68	Committee Memberships: Nominating and Corporate Governance (Chair), Audit
Director Since: 2022	Other Public Directorships: Akari Therapeutics, Plc

Michael Grissinger has been a member of our Board since May 2022, when he was appointed in connection with the Mergers. Mr. Grissinger brings decades of experience in business development, strategy, and pharmaceutical licensing leadership roles at global pharmaceutical companies. Since 2018, Mr. Grissinger has served on the board of directors of Akari Therapeutics, Plc, a public company that develops treatments for autoinflammatory diseases involving the complement (C5) and leukotriene (LTB4) pathways. Since 2020, Mr. Grissinger has served as chair of the board of directors of Kira Biotech Pty Ltd, a private biotechnology company developing novel immunomodulatory compounds for the treatment of immune system disorders. Since 2018, he has served on the board of directors of Atriva Therapeutics PLC, a private biopharmaceutical company pioneering the development of host-cell-targeting therapies against viral infections. Mr. Grissinger previously served on the board of Atrin. Mr. Grissinger served as a senior advisor to Cerberus Capital Management from 2018 to 2021. He retired from Johnson & Johnson in January 2018 after a 22-year career. During his tenure at Johnson & Johnson, Mr. Grissinger held positions of Vice President and Head, Worldwide Pharmaceutical Licensing as well as Vice President and Head of Worldwide Pharmaceutical Corporate Development and M&A

We believe Mr. Grissinger is qualified to serve on our Board because of his senior management experience at Johnson & Johnson, his service on the boards of public and private life science companies, and his extensive experience in the areas of finance, business transactions, and mergers and acquisitions.

Rifat Pamukcu, M.D.
Age: 64	Committee Memberships: Compensation, Nominating and Corporate Governance
Director Since: 2022	Other Public Directorships: None

Rifat Pamukcu, M.D., has been a member of our Board since May 2022, when he was appointed in connection with the Mergers. Dr. Pamukcu has extensive experience in pharmaceuticals and drug development, with a particular focus on oncology. He was a co-founder, director and CSO of Cell Pathways, a publicly-traded pharmaceutical company focused on cancer and cancer prevention that was acquired by OSI Pharmaceuticals in 2003). At Cell Pathways he directed the basic science, preclinical drug development, clinical research, regulatory programs, and various aspects of chemical scale-up and manufacturing, and raised over $140 million of investment capital. He is currently director, President and CEO of RXMP Therapeutics, Inc. since 2016, a private pharmaceutical company that is developing novel systemically delivered hemostatic agents that are designed to arrest or prevent excessive bleeding. Dr. Pamukcu has served as director, President and CEO of Midway Pharmaceuticals DBA MidwayBiome since 2005, a private pharmaceutical company that is developing nonantibiotic approaches to affect GI tract and microbiome interactions to aid in gastrointestinal and systemic disorders. He is a Managing Partner of Corami LLC since 2016, an early-stage therapeutics company developing drug-device combinations that deliver sustained release therapeutics directly to the external surface of the heart. Dr. Pamukcu serves on the Board of Directors of Syantra, Inc. since 2019 (a breast cancer diagnostics company), Sirpant Immunotherapeutics, Inc. since 2021 (a hematological malignancy immunotherapeutics company), and Virion Therapeutics LLC since 2018 (a hepatitis therapeutic vaccine company). He has been a member of the Advisory Council to the National Prostate Cancer Coalition, the GI Oncology Task Force of the American Gastroenterological Association, Executive Steering Committee of the Gastroenterology Research Group and Scientific Advisory Board of the Hereditary Colon Cancer Association. Since 1985, Dr. Pamukcu has authored or co-authored over 110 journal articles, book chapters and abstracts in the fields of gastroenterology, cancer, cancer chemoprevention and signal transduction systems. He is an inventor on over 150 issued or pending patents in the areas of drug discovery and development of agents for cancer prevention and therapeutics, inflammatory bowel disease, osteoporosis and the prevention and treatment of hemorrhage. Dr. Pamukcu holds a B.A. in Biology from the John Hopkins University and an M.D. from the University of Wisconsin School of Medicine. He completed his Internal Medicine Residency at Rush Presbyterian St. Lukes Medical Center and his Fellowship in Gastroenterology and Hepatology at the University of Chicago. He was an Assistant Professor in the Division of Digestive Diseases at the University of Cincinnati prior to his joining Cell Pathways, Inc.

We believe Dr. Pamukcu is qualified to serve on our Board because of his CEO and Presidential roles at RXMP Therapeutics, Inc. and Midway Pharmaceuticals, his extensive experience as an advisor to various entities in the life sciences industry and his extensive scientific background.

CORPORATE GOVERNANCE AND RISK MANAGEMENT

We are committed to good corporate governance and integrity in our business dealings. Our governance practices are documented in our Certificate of Incorporation, our Bylaws, our Code of Business Conduct and Ethics (“Code of Conduct”), our Corporate Governance Guidelines and the charters of the committees of the Board. Aspects of our governance documents are summarized below. You can find our charters for each committee of the board, our Code of Conduct and our Governance Guidelines on our website www.aprea.com under “Investors—Corporate Governance— Documents and Charters.”

BOARD INDEPENDENCE

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under the Nasdaq rules, independent directors must comprise a majority of a listed company’s Board of Directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be independent. Under the Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each of our directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. Our Board has determined that none of Drs. Peters, Seizinger and Pamukcu and Messrs. Grissinger, Henneman and Duey has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors are “independent” directors, as defined under the Nasdaq rules. Mr. Schade is not independent due to his role as our Chairman and Chief Executive Officer, and Dr. Gilad is not independent due to his role as our President. In addition, Johan Christenson, M.D., Ph.D., Fouad Namouni, M.D., and Michael A. Kelly, who served during 2021 as directors of the Company, were found to be independent.

Our Board also determined that Mr. Henneman (Chair), Dr. Seizinger and Mr. Grissinger, who comprise our Audit Committee; Dr. Peters (Chair), Dr. Pamukcu and Mr. Duey, who comprise our Compensation Committee; and Mr. Grissinger (Chair), Drs. Seizinger and Pamukcu and Mr. Henneman, who comprise our Nominating and Corporate Governance Committee, satisfy the enhanced independence standards for those committees established by applicable SEC rules and the listing standards of Nasdaq.

In making such determination, the Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director. Our independent directors generally meet in executive session at each regularly scheduled Board meeting.

BOARD LEADERSHIP STRUCTURE

The Board does not currently have a formal policy with respect to the separation of the offices of Chief Executive Officer (the “CEO”) and Chairman of the Board. It is the Board’s view that rather than having a rigid policy, the Board, with the advice and assistance of the Nominating and Corporate Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be combined or separate. Currently, our leadership structure combines the offices of CEO and Chairman of the Board with Mr. Schade serving as our CEO and as Chairman of the Board. After the conclusion of the Annual Meeting, Mr. Schade will become the Executive Chairman of the Board and Dr. Gilad will assume the duties of CEO. Neither Mr. Schade nor Dr. Gilad is an independent director. Mr. Henneman is our Lead Independent Director. Our Lead Independent Director chairs the executive sessions of our Board meetings, provides feedback to the CEO and works with the CEO to set agendas for Board meetings. Our Board has concluded that our current leadership structure is appropriate at this time, with the Company benefiting from our CEO’s leadership on the Board, balanced by our Lead Independent Director. Our Board will continue to periodically review the leadership structure and may make such changes in the future as it deems appropriate.

BOARD DIVERSITY

Our Company embraces our Board’s diversity of background, experience, culture and other characteristics that make the Board unique. Diversity at the top sets the expectation for inclusion throughout the organization. As a result, we are disclosing specific diversity-related metrics, including self-identified sex, race, and sexual orientation. The Equal Employment Opportunity Commission (“EEOC”) defines an “underrepresented minority” as an individual who self identifies in one or more of the following groups: Black or African American, Hispanic or Latinx, Asian, Native American, or Alaska Native, Native Hawaiian or Pacific Islander or Two or More Races or Ethnicities. The EEOC defines a “LGBTQ+” as an individual who self identifies in one or more of the following groups: lesbian, gay, bisexual, transgender and queer or questioning in regard to their sexual orientation. None of our eight directors self-identify as an underrepresented minority as defined by the EEOC.

Board Diversity Matrix

The table below provides information regarding certain diversity attributes of our directors and nominees as of the Record Date, with categories as set forth by Nasdaq Listing Rule 5605(f).

Board Diversity Matrix
Total Number of Directors: 8
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	0	8	—	—
Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	8	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	1
Did Not Disclose Demographic Background	0

RISK MANAGEMENT

Risk is inherent with every business, and we face a number of risks, including business and operational, financial, strategic, legal and compliance and reputational. Our Board of Directors’ approach to risk management includes understanding the risks we face, analyzing them with the latest information available and determining the steps that should be taken to manage those risks, with a view toward evaluating the appropriate level of a risk for a company of our size, stage of growth and financial condition. Management is responsible for the day-to-day management of the risks the Company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

The risk oversight process includes receiving regular reports from Board committees and our executive officers to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operational, information technology (including cybersecurity), finance, legal, regulatory, strategic, and reputational risk.

The Board of Directors focuses on the overall risks affecting us. The Board has delegated to each Committee the responsibility for the oversight of specific risks. For example:

●	The Audit Committee oversees management of financial reporting, disclosure controls and procedures, compliance, and litigation risks, including risks related to our insurance, information technology (including cybersecurity), human resources and regulatory matters, as well as the steps management has taken to monitor and control such exposures. The Audit Committee also reviews any approves and related person transactions.
●	The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risk for the Company, as well as senior leadership succession planning.
●	The Nominating and Corporate Governance Committee manages risks associated with the composition, structure of the Board and its committees, the independence of the Board, potential conflicts of interest, the effectiveness of the Board, environmental, social and governance (ESG) matters and reporting and corporate governance.

While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through Committee reports about such risks. Matters of significant strategic risk are considered by our entire Board.

Cybersecurity

Our Audit Committee oversees risks related to information technology, including cybersecurity. In addition, our management periodically briefs our Board on cyber matters relevant to the Company. We carry insurance with coverage for cyber events. We regularly evaluate the security of our information technology systems.

EVALUATING BOARD EFFECTIVENESS

The Board of Directors is committed to continuous improvement and annual self-evaluations are an important tool for evaluating effectiveness. The Board and each Committee plan to conduct a rigorous annual self-evaluation of their performance and effectiveness.

CODE OF CONDUCT

We have a written Code of Conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information and compliance with legal and regulatory requirements. Any amendments to the Code of Conduct, or any waivers of its requirements as they apply to directors and executive officers, will be disclosed on our website. The Governance Guidelines are available at https://ir.aprea.com/corporate-governance.

ANTI-HEDGING AND PLEDGING POLICIES

We have adopted an insider trading policy that includes a provision that restricts our directors, officers, and employees from engaging in hedging or monetization transactions involving our securities and from engaging in short sales of our securities. Our insider trading policy also prohibits our directors, officers, and employees from holding our securities in margin accounts or otherwise pledging our securities as collateral for loans.

CORPORATE GOVERNANCE GUIDELINES

We have a written set of Governance Guidelines that are designed to help ensure effective corporate governance of our Company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, the annual evaluations of our Board and its Committees and succession planning. Succession planning for the Board is critical to our success. Our goal is to achieve a Board that provides effective oversight of the Company through the appropriate balance of diversity of perspectives, experience, expertise, and skills. Our corporate governance guidelines are reviewed at least annually by the Nominating and Corporate Governance Committee and amended by our Board when appropriate. The Code of Business Conduct and Ethics is available at https://ir.aprea.com/corporate-governance/documents-and-charters.

BOARD COMMITTEES

Our Board of Directors has established three standing Committees to assist in discharging its duties: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each member of our Committees is an independent director as defined by the applicable requirements of the SEC and Nasdaq. The primary responsibilities of each of the Committees and the Committee memberships are provided below under the section entitled “Board Attendance, Committee Meetings and Committee Membership.”

The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee each operate under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. Each such Committee has the authority, as its members deem appropriate, to engage legal counsel or other experts or consultants in order to assist the committee in carrying out its responsibilities. Copies of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are available at https://ir.aprea.com/corporate-governance/documents-and-charters.

In addition to our standing Committees, pursuant to the Contingent Value Rights Agreement (“CVR Agreement”), dated May 16, 2022, between the Company and Computershare Inc. (“Computershare”) entered into in connection with the Mergers, the Board of Directors formed the “Special Committee” in May 2022. The Board of Directors has delegated to the Special Committee the responsibility, authority and discretion during the period beginning on the execution date of the Merger Agreement and ending upon the second anniversary of the date of the consummation of the Merger (as defined in the CVR Agreement) with respect to (i) managing the assets primarily used in or primarily related to the Company’s business of developing and commercializing cancer therapeutics that reactivate mutant p53 tumor suppressor protein, including but not limited to APR-246, or eprenetapopt, APR-548, and all associated analogs, including if further developed or commercialized after the occurrence of the Merger and (ii) conducting any sale process (including engagement of advisors) with respect to a Disposition (as defined in the CVR Agreement) during the Disposition Period. The current members of our Special Committee are Mr. Schade, Mr. Henneman and Mr. Grissinger.

BOARD ATTENDANCE, COMMITTEE MEETINGS AND COMMITTEE MEMBERSHIP

The following table shows the current membership of these Committees:

Director	Independent	AC	CC	NCGC	SC
Marc Duey	Yes	—	M	—	—
Oren Gilad	No	—	—	—	—
Michael Grissinger	Yes	M, FE	—	C	M
John Henneman III	Yes	C, FE	—	M	M
Rifat Pamukcu	Yes	—	M	M	—
Richard Peters	Yes	—	C	—	—
Christian S. Schade	No	—	—	—	M
Bernd Seizinger	Yes	M	—	M	—
2021 Meetings	—	5	3	3	N/A

C = Chair
M = Member
FE= Audit Committee Financial Expert

During 2021, the Board of Directors held eight meetings. Each director attended at least 75% of the meetings of the Board and meetings of each Committee on which he or she served. Each director is also encouraged and expected to attend the Company’s annual meeting of stockholders.

Audit Committee

The members of our Audit Committee are Mr. Henneman (Chair), Mr. Grissinger and Dr. Seizinger, each of whom is a non-employee member of our Board. The composition of our Audit Committee meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Each member of our Audit Committee also meets the financial literacy requirements of the Nasdaq listing standards. Our Audit Committee Chair, Mr. Henneman, and Mr. Grissinger are our Audit Committee financial experts, as that term is defined under the SEC rules implementing Section

407 of the Sarbanes-Oxley Act of 2002, and Mr. Henneman and Mr. Grissinger possess financial sophistication, as defined under the listing standards of Nasdaq.

The Audit Committee assists the Board by providing oversight of our financial management, independent auditor and financial reporting procedures, as well as such other matters as directed by the Board or the Audit Committee Charter.

Among other things, the Audit Committee’s responsibilities include, among others:

●	appointing, retaining, compensating, overseeing, evaluating, and, when appropriate, terminating our independent registered public accounting firm;
●	discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
●	reviewing the overall audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;
●	reviewing with management its assessment of our internal control over financial reporting, disclosure controls and procedures;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
●	overseeing our risk assessment and risk management processes;
●	reviewing and ratifying all related party transactions, based on the standards set forth in our Related Party Transactions Policy; and
●	preparing and approving the Audit Committee report required to be included in our annual proxy statement.

Compensation Committee

The members of our Compensation Committee are Dr. Peters (Chair), Dr. Pamukcu and Mr. Duey. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Each member of the Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).

The Compensation Committee reviews the performance and development of our management in achieving corporate goals and objectives that align with the long-term interests of the Company’s stockholders and assures that our executive officers (including our CEO) are compensated effectively in a manner consistent with our strategy, competitive practice, and stockholder interests, as well as such other matters as directed by the Board or the Compensation Committee Charter. Among other things, the Compensation Committee’s responsibilities include:

●	annually reviewing and recommending to the Board for approval the corporate goals and objectives applicable to the compensation of our CEO and other executive officers and evaluating at least annually our CEO’s and other executive officers’ performance in light of those goals and objectives;
●	reviewing and making recommendations to the Board with respect to director compensation;
●	determining and approving our CEO’s and other executive officers’ compensation level (including salary, cash and equity-based incentive awards and any personal benefits);

●	administering, or where appropriate, overseeing the administration of, executive and equity compensation plans and such other compensation and benefit plans that are adopted by us from time to time; and
●	overseeing risks and exposures associated with executive compensation plans and arrangements.

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Mr. Grissinger (Chair), Mr. Henneman, Dr. Pamukcu and Dr. Seizinger. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations.

The Nominating and Corporate Governance Committee identifies qualified individuals for membership on the Board, recommends to the Board the director nominees to fill vacancies on the Board, develops and recommends to the Board a set of corporate governance guidelines and provides oversight of the corporate governance affairs of the Board, as well as such other matters as directed by the Board or the Nominating and Corporate Governance Charter. Among other things, our Nominating and Corporate Governance Committee’s responsibilities include, among others:

●	developing and submitting to the Board for its adoption a list of selection criteria for new directors to serve on the Board;
●	identifying, reviewing, and evaluating candidates, including candidates submitted by stockholders, for election to the Board and recommending to the Board (i) nominees to fill vacancies or new positions on the Board and (ii) the slate of nominees to stand for election by the Company’s stockholders at each annual meeting of stockholders;
●	developing, recommending, and overseeing the implementation of and monitor compliance with, our corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes to our corporate governance guidelines;
●	annually recommending to the Board (i) the assignment of directors to serve on each committee; (ii) the chairperson of each committee and (iii) the chairperson of the Board or lead independent director, as appropriate; and
●	periodically assessing the appropriate size and composition of the Board as a whole, the needs of the Board and the respective committees of the Board, and the qualification of director candidates in light of these needs.

The Nominating and Corporate Governance Committee is responsible for identifying individuals that the committee believes are qualified to become Board members, as described above in the section entitled “Board Structure and Composition.”

ENVIRONMENTAL, SOCIAL AND GOVERNANCE CONSIDERATIONS

We take our responsibility to patients, employees, the medical community, and the communities in which we live and work very seriously. As we grow, we plan to enhance our focus on ESG considerations. While we plan to expand our ESG strategy, we have already focused on the following areas:

●	Diversity, Equity and Inclusion: We are committed to providing diversity in our workforce and to taking steps to support equity and inclusion for all. As of the Record Date, women represented 23% of our workforce. We are focused on providing opportunities to advance the development of diverse employees.
●	COVID-19 Support: During the COVID-19 pandemic, our employees have been and continue the ability to work virtually in order to flexibly manage business and home responsibilities. We have enhanced our internal communications to ensure connectivity to our workforce. We will continue to manage this situation with a focus towards the safety of our employees.
●	Environmental Impact: We are cognizant of our responsibility to our broader environment and effort to reduce our Company’s carbon footprint wherever possible, including increasing recycling effort and eliminating paper waste when possible.

FAMILY RELATIONSHIPS

There are no family relationships among any of our directors or executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2021 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is one of our officers or employees, and none of our executive officers has served or serves on the compensation committee or board of any company that employed or employs any member of our Compensation Committee or Board.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board of Directors has adopted a written related-person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company was or is to be a participant, where the amount involved exceeds $120,000 and a director, executive officer, directors, executive officers or beneficial holders of more than 5% of any class of our voting securities, or any of their affiliates, had or will have a direct or indirect material interest. Our management is responsible for determining whether a transaction is a related-person transaction subject to our policy, and upon subject determination, is responsible for disclosing the material facts concerning the transaction and the related party’s interest in our transaction to our Audit Committee. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances with respect to the transaction including, without limitation, whether the terms of the proposed transaction are at least as favorable to us as those that might be achieved with an unaffiliated third party. The Audit Committee will evaluate all available options, including ratification, revision, or termination of the transaction. All of the transactions described under “Certain Relationships and Related Party Transactions” in this Proxy Statement either were approved or ratified in compliance with this policy.

STOCKHOLDER ENGAGEMENT

Connect

Engaging with investors is fundamental to our commitment to good governance and essential to maintaining strong corporate governance practices. Throughout the year, we seek opportunities to connect with our investors to gain and share valuable insights into current and emerging global governance trends.

Collaborate

We strive for a collaborative approach to stockholder engagement and value the variety of investors’ perspectives received, which helps deepen our understanding of their interests and motivations.

Communicate

Our goal is to communicate with our stockholders through various platforms, including via our website, in print and in person at investor presentations or stockholder meetings. We view communication between our stockholders and the Board of Directors as a dialogue.

Stockholders and other interested parties may communicate with the Board of Directors by writing to the Corporate Secretary at the address below. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided below. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

How to Communicate with our Directors	By mail: The Corporate Secretary, Aprea Therapeutics, Inc. 535 Boylston Street Boston, MA 02116

DIRECTOR COMPENSATION

We have designed and implemented our compensation program for our non-employee directors to attract, motivate and retain individuals who are committed to our values and goals and who have the expertise and experience that we need to achieve those goals.

COMPENSATION PROGRAM

The table below depicts our 2021 compensation program for our non-employee directors, which reflects some minor changes as compared to the 2020 compensation program for our non-employee directors and was determined after considering input from Pay Governance. In connection with the Mergers, stock options and restricted stock units granted in 2021 vested as of the closing of the Mergers, with the stock options remaining exercisable until the expiration of their normal terms.

Compensation Elements – Non-Employee Director Compensation Program

Cash
Annual Cash Retainer	$40,000
Lead Independent Director	$20,000
Annual Committee Chair Retainer
Audit	$7,500
Compensation	$5,000
Nominating and Corporate
Governance	$4,000
Committee Member Retainer
Audit	$7,500
Compensation	$6,000
Nominating and Corporate
Governance	$4,000

Equity
Initial Equity Grant	$185,000 (targeted value) in stock options vesting in three equal annual installments

Annual Equity Retainer

$150,000 (targeted value) in stock options (80%) and RSUs (20%), each vesting on the first anniversary of the date of grant and granted following the annual meeting of stockholders, but with respect to fiscal 2021 the grant value was reduced by 1/3rd to preserve available shares under the Company’s equity plan in light of the Company’s reduced stock price at the time of grant.

Our non-employee directors are also reimbursed for their business-related expenses incurred in connection with attendance at Board and Committee meetings and related activities. Our only employee directors, Mr. Schade and Dr. Gilad, receive no separate compensation for their service on the Board. Please see the 2021 Summary Compensation Table for a summary of the compensation received by Mr. Schade in his role as Chief Executive Officer of the Company.

2021 DIRECTOR COMPENSATION

The following table provides summary information regarding 2021 compensation to our non-employee directors.

	Fees Earned or Paid in	Restricted Stock	Option Awards
Name	Cash ($)	Awards ($) (1)	($) (1)	Total ($)
Johan Christenson, M.D., Ph.D. (2)	36,722	—	—	36,722
John B. Henneman III	76,172	22,497	79,625	178,294
Michael A. Kelly (3)	49,306	22,497	79,625	151,428
Fouad Namouni, M.D. (4).	42,273	22,497	79,625	144,395
Richard Peters, M.D., Ph.D.	48,367	22,497	79,625	150,489
Bernd R. Seizinger, M.D., Ph.D.	53,306	22,497	79,625	155,428

(1)	Represents the aggregate grant date fair value of RSU and option awards, as applicable, determined in accordance with ASC 718. The grant date fair value for the RSU awards was calculated based on the closing stock price on the date of grant. The assumptions used in calculating the grant date fair value of the option awards are included in the Note entitled “Stock Option Plans” to the annual financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 (as amended by Form 10-K/A). As of December 31, 2021, each individual who served as a non-employee director of the Company during 2021 had outstanding options to purchase the following number of shares of our common stock (representing unexercised option awards – both exercisable and unexercisable) and unvested RSU awards. As of December 31, 2021, none of the individuals who served as a non-employee director of the Company during 2021 held any other outstanding equity awards with respect to the Company. The vesting of the outstanding stock options and restricted stock units accelerated upon the closing of the Mergers.

	Aggregate Number of	Aggregate Number of
	Shares Underlying Option	Shares Underlying
Name	Awards	RSU Awards
John B. Henneman III	46,757	4,610
Michael A. Kelly	34,750	4,610
Fouad Namouni, M.D.	29,750	4,610
Richard Peters, M.D., Ph.D.	29,750	4,610
Bernd R. Seizinger, M.D., Ph.D.	28,350	4,610

(2)	Due to his affiliation with HealthCap, Dr. Christenson waived the equity component of the Company’s director compensation program. Dr. Christenson resigned from the Board effective November 8, 2021.
(3)	Mr. Kelly resigned from the Board effective May 16, 2022.
(4)	Dr. Namouni resigned from the Board effective May 16, 2022.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Audit Committee works with our management in order to negotiate appropriate fees with Ernst & Young LLP and is ultimately responsible for approving those fees. The following is a summary and description of fees for services provided by Ernst & Young LLP in fiscal years 2021 and 2020.

Service	2021	2020
Audit Fees	$400,000	$400,000
Audit-Related Fees	$59,000	$35,000
Tax Fees	—	—
All Other Fees	—	—
Total	$459,000	$435,000

“Audit Fees” represent the aggregate fees for professional services rendered for the audit of our financial statements, including the review of our annual and quarterly financial statements on Form 10-K and Form 10-Q, respectively, that are customary under the standards of the Public Company Accounting Oversight Board (United States), and in connection with statutory audits.

“Audit-Related Fees” primarily consist of fees related to our Registration Statements on Form S-3 and Form S-8.

“Tax Fees” consist of fees related to tax compliance, tax planning and tax advice.

“All Other Fees” consist of fees billed for products and services provided other than the services reported as Audit Fees, Audit-Related Fees or Tax Fees.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee’s charter establishes a policy that all audit and permissible non-audit services provided by the independent registered public accounting firm will be pre-approved by the Audit Committee.

All such audit and permissible non-audit services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2021. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our independent registered public accounting firm. The responsibility to pre-approve audit and non-audit services may be delegated by the Audit Committee to one or more members of the Audit Committee; provided that any decisions made by such member or members must be presented to the full Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

ROLE OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter adopted by our Board of Directors. The Audit Committee of our Board oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our Audit Committee is responsible for reviewing our disclosure controls and processes, and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee has sole and direct responsibility for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our Audit Committee before we enter into them.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations, and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

REVIEW OF AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2021

The Audit Committee has reviewed and discussed with our management and Ernst & Young LLP the audited consolidated financial statements of the Company for the year ended December 31, 2021. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC regarding communications between our independent registered public accounting firm and Audit Committee.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Aprea’s annual report on Form 10-K for the year ended December 31, 2021 (as amended by Form 10-K/A) for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

John B. Henneman III (Chair)

Bernd R. Seizinger, Ph.D.

ITEMS TO BE VOTED ON

PROPOSAL 1: ELECTION OF THREE CLASS III DIRECTORS FOR THREE-YEAR TERMS EXPIRING IN 2025

At the Annual Meeting, our stockholders will vote on the election of three Class III director nominees, Oren Gilad, Ph.D., John B. Henneman III and Christian Schade, each to serve until our 2025 Annual Meeting of Stockholders. Each director will hold office until his successor is elected and qualified or until the director’s earlier death, resignation, or removal. Please refer to the disclosure under “Board of Directors” for more information regarding our nominees.

Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating and Corporate Governance Committee, or the Governance Committee, of our Board will recommend to our Board a replacement nominee. The Board may then designate the other nominee(s) to stand for election. If you vote for the director nominee who becomes unable to serve, your vote will be cast for his or her replacement.

OUR BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR THE ELECTION OF OREN GILAD, PH.D., JOHN B. HENNEMAN III AND CHRISTIAN SCHADE.	✓

PROPOSAL 2: RATIFICATION OF EACH OF THE CLASS I AND CLASS II DIRECTOR APPOINTMENTS

According to our Certificate of Incorporation, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the number of directors on the Board of Directors, may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy or a newly created directorship in a class, including a vacancy created by a director’s resignation, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. As described in our Current Report on Form 8-K filed with the SEC on May 16, 2022, in connection with the Mergers, our Board of Directors appointed Mr. Grissinger, Dr. Pamukcu, Dr. Gilad, and Mr. Duey to our Board of Directors. The Board of Directors appointed Mr. Duey to the Board of Directors to fill a newly created directorship and Dr. Gilad, Mr. Grissinger and Dr. Pamukcu to the Board of Directors to fill the vacancies created by the resignations of Dr. Fouad Namouni, Dr. Johan Christenson and Michael A. Kelly.

Because our Certificate of Incorporation requires that each of the three classes of directors be as nearly equal in number as practicable, the Board could only appoint Dr. Gilad to fill a vacancy in Class III—the class of the directors that is up for election at our Annual Meeting—and was unable to also appoint Mr. Duey, Mr. Grissinger and Dr. Pamukcu to Class III. The Board appointed Mr. Duey to fill a newly created directorship in Class I, to hold office until the 2023 annual meeting of stockholders, until his successor is duly elected and qualified, or, if sooner, until his death, resignation or removal. The Board also appointed Mr. Grissinger and Dr. Pamukcu to fill the vacancies in Class II, to hold office until the 2024 annual meeting of stockholders, until each of their successors is duly elected and qualified, or, if sooner, until their death, resignation or removal. However, the Nominating and Corporate Governance Committee and the full Board believe that, in keeping with our commitment to good corporate governance practices, it is appropriate for the appointments of Mr. Duey, Mr. Grissinger and Dr. Pamukcu to be ratified by the stockholders in an advisory manner at the first opportunity. Therefore, the Board of Directors adopted a resolution to have our stockholders vote, on an advisory basis, to ratify the appointments of each of Mr. Duey, Mr. Grissinger and Dr. Pamukcu to the Board of Directors. If less than a majority of the shares of common stock present and entitled to vote at the Annual Meeting with respect to this Proposal 2 approve the ratification with respect to any of Mr. Duey, Mr. Grissinger and Dr. Pamukcu, the Chairman of the Board will request that Mr. Duey, Mr. Grissinger and/or Dr. Pamukcu, as applicable, submit his resignation from the Board of Directors for consideration. In that situation, the Nominating and Corporate Governance Committee has been tasked with considering any such resignation and making a recommendation to the whole Board of Directors as to whether to accept or reject any such resignation. If the Board of Directors accepts any such resignation, any such respective director would no longer be a member of our Board of Directors, and the Board of Directors may appoint a replacement to fill any vacancy or decrease the number of directors to eliminate any vacancy. If the Board of Directors rejects any such resignation, we will publicly disclose that decision and the rationale behind it.

THE BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR THE RATIFICATION, ON AN ADVISORY BASIS, OF THE APPOINTMENTS ON MAY 16, 2022 OF MARC DUEY TO OUR BOARD OF DIRECTORS AS A CLASS I DIRECTOR AND EACH OF MICHAEL GRISSINGER AND RIFAT PAMUKCU, M.D. TO OUR BOARD OF DIRECTORS AS CLASS II DIRECTORS.

✓

PROPOSAL 3: APPROVAL OF PREFERRED STOCK CONVERSION PROPOSAL

Background and Reasons for the Transactions

As part of its ongoing oversight of our business affairs, our Board of Directors, with input from management and outside advisors, regularly reviews operations, strategy, clinical trial milestones and business opportunities with a view to maximizing long-term stockholder value.

On December 28, 2020 we announced that our Phase 3 clinical trial evaluating the safety and efficacy of eprenetapopt with azacitidine (AZA) versus AZA alone in TP53 mutant myelodysplastic syndromes (MDS) did not meet the predefined primary endpoint of complete remission (CR) rate. Though an analysis of the primary endpoint at this data cut demonstrated 53% more patients achieving a CR rate in the experimental arm receiving eprenetapopt with AZA versus the control arm receiving AZA alone, the results narrowly missed the pre-prescribed statistical significance endpoint of a p-value of less than 0.05% - a total of four patients. We subsequently commenced a complete analysis of the trial data, including secondary endpoints, to gain a more fulsome understanding of the trial data. Following this review, on April 22, 2021, we announced the results of this analysis. From this analysis we observed meaningful treatment dose modifications in the experimental arm of the Phase 3 study that may have negatively impacted efficacy – particularly the CR primary endpoint. Furthermore, the analysis revealed other confounding factors that may have contributed to the study outcome, including a higher number of patients in the experimental arm with poorer disease prognostic attributes and factors about the study trial design itself, including a lack of a placebo control in the experimental arm, which may have also contributed to the negative study outcome. Though we had stated that we did not believe there was a registrational pathway for the Phase 3 MDS study, we planned to share the data with the Food and Drug Administration (the “FDA”) to better understand what steps, if any, were available to progress the development of the therapy in MDS. Following this interaction with the FDA, we announced on August 5, 2021 that the FDA had placed our Myeloid Malignancy program on partial clinical hold. On August 12, 2021, we also announced that the FDA had placed our Lymphoid Malignancy program on full clinical hold. The FDA’s actions referred to the safety and efficacy data from the Phase 3 MDS program and, in particular, a request for more information relating to a potential risk-reward serious adverse event imbalance between the experimental and control arms. Following this news, we supplied the FDA with the requisite data and information requests regarding the Lymphoid and Myeloid Malignancy programs and held meetings with the FDA to discuss the information. On December 9, 2021 we announced that the FDA had lifted the clinical hold on the Lymphoid program and at the time of our full year 2021 earnings announcement, we reported that we had received clearance from the FDA in the first quarter of 2022 to proceed under our existing myeloid malignancy IND with a new clinical trial. For each new clinical study in Lymphoid and Myeloid Malignancies, we agreed with the FDA to commence Phase 1 studies to assess various dose levels in patients to determine an optimal dose before moving to broader clinical studies. At this time, and while planning for the new clinical programs, we began an assessment of the future development pathway, costs and associated timelines for our lead program.

As part of the ongoing process to review our business affairs and as we continued FDA interactions related to the clinical holds, on October 18, 2021 the Board of Directors formally engaged an external strategic advisor to assist us with a search for pre-clinical and/or clinical assets either complimentary or in addition to our lead program. We referred to this undertaking as the “build scenario” and during the subsequent months we screened approximately 150 pre-clinical or clinical-stage companies with one or multiple assets which could potentially be added to our development pipeline. At a meeting held on February 3, 2022 the Board of Directors agreed to expand our search to include alternative strategic transactions. At that meeting, the Board of Directors authorized the formation of a Transaction Committee, originally consisting of Jack Henneman III and Richard Peters, and to which on February 23, 2022 the Board of Directors also appointed Fouad Namouni. Our external strategic advisor contacted more than 180 companies and more than 25 health care funds (about their respective portfolio companies) regarding a potential alternative strategic transaction.

As part of our review process of alternative strategic transactions, we received initial indications of interest from 33 companies and entered into confidentiality agreements with 13 companies. On February 14, 2022, we signed a confidentiality agreement with a company that we refer to as “Company A”. On February 23, 2022 we signed confidentiality agreements with Atrin and with a company that we refer to as “Company B”. We subsequently sent term sheets for a proposed transaction to each of Atrin, Company A and Company B on March 15, 2022, March 9, 2022 and March 8, 2022, respectively. We subsequently received initial counterproposal term sheets from each of Atrin, Company A and Company B on March 17, 2022, March 14, 2022 and March 15, 2022, respectively.

In March 2022, we continued to negotiate term sheets with Atrin and Company B. We received one counterproposal from Company A but concluded that Company A’s proposal and its business prospects were unsuitable, and we did not thereafter continue our engagement with Company A. The Board of Directors met on March 29, 2022 to discuss the final proposals from Atrin and Company B. The Board of Directors compared the proposed transactions with Atrin and Company B, taking into account the respective stages of development of their businesses, the synergies between their respective technology and ours, valuations assigned to us by each such counterparty (and the dilution of our stockholders they would cause), the amount of cash held by each such counterparty and our ability to raise capital after either such business combination. The Board of Directors took account of the fact that the proposed Atrin transaction would assign an equity value to us and Atrin of $50 million and $75 million, respectively, assuming closing net cash of $35 million and $5 million respectively, and an anticipated post-closing equity split of 40% to our stockholders and 60% to Atrin stockholders (before accounting for net cash adjustments). After reviewing the relative advantages and disadvantages of each of the proposals and engaging in due diligence with Atrin and Company B, as well as having additional discussions with several other potential counterparties, our Board of Directors determined that an acquisition of Atrin offered the best reasonably available alternative for us and our stockholders.

On the day following the March 29, 2022 meeting of our Board of Directors, we entered into a non-binding term sheet with Atrin. To facilitate the completion of the parties’ due diligence of each other and the negotiation of the Merger Agreement, the term sheet included a binding provision obligating each party to negotiate exclusively with the other until April 29, 2022. On April 27, 2022, we and Atrin agreed to extend the term of the exclusivity provision until May 16, 2022 in order to complete our respective due diligence reviews and to finalize the transaction agreements.

On May 16, 2022, following the approval of our Board of Directors, we and Atrin entered into the Merger Agreement, which retained the core valuation provisions of the March 30, 2022 term sheet. The final net cash values adjusted the original term sheet valuations so that on a pro forma basis and based upon the number of shares of Aprea common stock and Series A Preferred Stock issued under Merger Agreement, holders of Aprea common stock immediately prior to the Mergers owned approximately 41.2% of Aprea common stock on an as-converted basis and former Atrin equity holders owned approximately 58.8% of Aprea common stock on an as-converted basis immediately after the closing of the Mergers. On May 13, 2022, the closing price of our common stock on Nasdaq was $1.19.

In approving the transactions contemplated by the Merger Agreement (the “Transactions”), our Board of Directors considered the advantages and disadvantages of the Transactions compared to other alternatives, including continuing to focus our resources on our legacy research and development pipeline, the other proposals received by us in connection with the process conducted by our Board of Directors, other potential business development opportunities reviewed by our Board of Directors, the potential liquidation of our company and the opportunities and risks associated with the Transactions. In particular, our Board of Directors took into account the following factors in approving the Transactions:

●	Our Board of Directors’ belief that, as a result of arm’s length negotiations with Atrin, we, through our management team and strategic advisor, negotiated the most favorable equity split for our pre-closing stockholders to which Atrin was willing to agree, and that the terms of the Merger Agreement include the most favorable terms to us in the aggregate to which Atrin was willing to agree.

●	Our Board of Directors’ belief, after a thorough process and review of strategic alternatives and discussions with our senior management, strategic advisor and legal counsel, that the Transactions were more favorable to our pre-closing stockholders than the potential value that might have resulted from other strategic options available to us, including a liquidation of our company and the distribution of any available cash.
●	Our Board of Directors’ belief, based in part on the scientific due diligence and analysis process conducted by our management and reviewed with our Board of Directors, that the ATRN-119 program carries promising selectivity for treatment through synthetic lethality in advanced solid tumor patients with at least one DDR mutation (alone and in combination with Poly (ADP-ribose) polymerase (PARP) inhibitors), that Atrin had also initiated separate programs for a second-generation ATR inhibitor, ATRN-354, with potentially improved potency and pharmacokinetics, as well as for a potentially highly potent and selective WEE1 inhibitor – ATRN-W1051 and that, we would have adequate cash resources to fund the near-term development plan for these programs.
●	Our Board of Directors’ belief that the structure of the Transactions (i.e., the issuance of common stock and Series A Preferred Stock at a simultaneous sign and close under the Merger Agreement (the “Acquisition Structure”)), instead of a structure in which the closing of the Transactions would be conditioned on receipt of approval of the issuance of common stock in the Mergers by our pre-closing stockholders (the “Traditional Structure”), benefits our pre-closing stockholders because the Acquisition Structure allowed us to maximize the amount of closing net cash held by us, which resulted in an equity split that was more favorable to our pre-closing stockholders than if we had pursued a transaction with the Traditional Structure. The Acquisition Structure also enables us to deploy our cash to the Atrin programs more quickly than if we engaged in the Traditional Structure.

After giving consideration to these and other factors, our Board of Directors approved the Transactions, which our Board of Directors believes is the most promising strategic alternative available to us.

Acquisition of Atrin

On May 16, 2022, we acquired Atrin pursuant the Merger Agreement. Following the Mergers, we shifted our operating focus to the pre-clinical and clinical development of Atrin’s ATRN-119 program for treatment through synthetic lethality in advanced solid tumor patients and its programs for a second-generation ATR inhibitor, ATRN-354, for a potentially highly potent and selective WEE1 inhibitor – ATRN-W1051.

Atrin was formed as a Pennsylvania limited liability company in 2011 and converted to a Delaware corporation in February 2022. As the transaction does not qualify as a business combination, it will be accounted for as an asset acquisition. We expect to account for this purchase as an asset acquisition as substantially all of the fair value of the non-monetary assets acquired was concentrated in a single identifiable asset.

Under the terms of the Merger Agreement, we issued to the stockholders of Atrin 1,117,394 shares of common stock and 2,949,630 shares of Series A Preferred Stock, which was a newly designated series of preferred stock that is intended to have economic rights equivalent to the common stock, but with only limited voting rights. Additionally, we reserved 3,275,182 shares of common stock for issuance pursuant to options assumed in the Mergers. The rights of the Series A Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations that we filed with the Secretary of State of the State of Delaware (the “Certificate of Designation”). Please see “—Description of the Series A Preferred Stock” below for a complete description of the Certificate of Designation and the rights of the Series A Preferred Stock.

In connection with the execution of the Merger Agreement, we and Atrin entered into stockholder support agreements (the “Support Agreements”) with our directors and certain officers. The Support Agreements provide that, among other things, each of the stockholders has agreed to vote or cause to be voted all of the shares of common stock owned by such stockholder in favor of this Proposal No. 3, Proposal No. 2 and Proposal No. 4.

Conversion of Series A Preferred Stock

Subject to stockholder approval of this Proposal No. 3, each share of Series A Preferred Stock will be convertible into 10 shares of common stock. If our stockholders have not approved the conversion of the Series A Preferred Stock into common stock by November 16, 2022 (six months after the closing of the Mergers), then, if funds are legally available, a holder of Series A Preferred Stock may require us to settle any conversion demand made thereafter in cash by delivering to the holder an amount of cash equal to the number of shares of our common stock underlying the holder’s Series A Preferred Stock multiplied by the last reported closing sale price of our common stock on the Nasdaq Global Select Market (or other applicable stock exchange) on the trading day on which the applicable notice of conversion is delivered to us.

Overview of Proposal No. 3

We issued 2,949,630 shares of Series A Preferred Stock in the Mergers. The Series A Preferred Stock is intended to have rights that are generally equivalent to common stock, provided that the Series A Preferred Stock does not have the right to vote on most matters (including the election of directors). A total of 29,496,300 shares of common stock are issuable upon conversion of the Series A Preferred Stock, assuming the approval of this Proposal No. 3 and subject to certain beneficial ownership limitations.

Subject to stockholder approval, each share of Series A Preferred Stock is convertible into 10 shares of common stock. This Proposal No. 3 would provide the necessary approval to permit such conversion. If our stockholders have not approved the conversion of the Series A Preferred Stock into common stock by November 16, 2022 (six months after the closing of the Mergers), then a holder of Series A Preferred Stock may require us to settle any conversion demand made thereafter in cash by delivering to the holder an amount of cash equal to the number of shares of our common stock underlying the holder’s Series A Preferred Stock multiplied by the last reported closing sale price of our common stock on the Nasdaq Global Select Market (or other applicable stock exchange) on the trading day on which the applicable notice of conversion is delivered to us. See “—Risks Associated with the Series A Preferred Stock” below.

Shares Issuable Upon Conversion

Set forth below is a table summarizing the issued and outstanding Series A Preferred Stock, as well as the number of shares of common stock that are potentially issuable upon conversion of the Series A Preferred Stock. The sale into the public market of the underlying common stock could materially and adversely affect the market price of our common stock. See “—Risks Associated with the Series A Preferred Stock” below.

	Series A
	Preferred Stock
	Issued and	Common Stock
	Outstanding	(as converted)
Total, which is solely shares issued in the Mergers	2,949,630	29,496,300

Description of Series A Preferred Stock

Conversion. Subject to stockholder approval of this Proposal No. 3, the Series A Preferred Stock is, except as set forth below, convertible into common stock, at a rate of 10 shares of common stock for every one share of Series A Preferred Stock that is converted. At any time and from time to time after 5:00 p.m. (Eastern time) on the date on which our stockholders approve this Proposal No. 3, at the option of the holder thereof, each share of Series A Preferred Stock will be convertible into 10 shares of common stock. To convert Series A Preferred Stock into common stock, a holder must send the Company a notice of conversion, and that notice will become effective no later than the third trading day after the date (during business hours) that the Company receives such a notice. Conversion is subject to certain beneficial ownership limitations, including that a holder of Series A Preferred Stock is prohibited from converting shares of Series A Preferred Stock into shares of common stock if, as a result of such conversion, such holder, along with any other holder whose beneficial ownership of common stock would be aggregated with that holder under Sections 13(d) or 16 of the Exchange Act and the applicable SEC regulations, would beneficially own more than a specified percentage (to be initially set by the holder to a number between 4.9% and 19.9% and which the holder thereafter may adjust within those limitations) of the total number of shares of common stock issued and outstanding immediately after giving effect to such conversion. If a holder of Series A Preferred Stock increases the beneficial ownership limitation percentage referred to above, that increase will not be effective until the 61st day after that holder provides such written notice to the Company. At any time following notice of certain change-of-control transactions (referred to in the Certificate of Designation for the Series A Preferred Stock as “Fundamental Transactions”), holders of Series A Preferred Stock may waive and/or change these ownership limitation percentages with immediate effect upon written notice to the Company, and holders may reinstitute those limitations at any time thereafter effective immediately upon written notice to the Company.

Voting Rights. Except as otherwise required by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation, amend or repeal any provision of, or add any provision to, our Certificate of Incorporation or our Bylaws of, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock, (ii) issue additional shares of Series A Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing. Additionally, the approval of the holders of a majority of the Series A Preferred Stock is required for Fundamental Transactions, but this approval right will terminate upon stockholder approval of the Preferred Stock Conversion Proposal.

Dividends. Holders of Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal to, on an as-converted-to-common-stock basis, and in the same form and manner, as dividends actually paid on shares of the common stock.

Liquidation and Dissolution. The Series A Preferred Stock ranks on parity with common stock upon any liquidation, dissolution or winding-up. Therefore, upon a liquidation, dissolution or winding-up, each holder of Series A Preferred Stock would be entitled to receive out of our assets the same amount that a holder of common stock would receive if the Series A Preferred Stock were converted into common stock.

Preemptive Rights. The Series A Preferred Stock does not have any preemptive rights or a preference upon any liquidation, dissolution or winding-up.

Reasons for Stockholder Approval

Our common stock is listed on the Nasdaq Global Select l Market, and, as such, we are subject to the applicable rules of the Nasdaq Stock Market LLC, including Nasdaq Listing Rule 5635(a), which requires stockholder approval in connection with the acquisition of another company if the Nasdaq-listed company will issue a number of shares of common stock that is equal to or greater than 20% of the number of shares of its then-outstanding common stock. Thus, in order to permit the issuance of common stock upon conversion of the Series A Preferred Stock, we must first obtain stockholder approval of this issuance.

Beneficial Ownership Limitations.

We are not seeking stockholder approval of a potential “change in control” under Nasdaq Listing Rule 5635(b), which generally prohibits Nasdaq-listed companies from issuing common stock to a stockholder in a transaction that would cause the holder to beneficially own 20% or more of the then-outstanding common stock (subject to certain exceptions). Assuming that stockholders approve this Proposal No. 3, the Series A Preferred Stock will continue to have a beneficial ownership conversion limit that would prevent a stockholder from converting his or her shares if, as a result of such conversion, that stockholder would beneficially own a number of shares above his or her applicable conversion blocker (which cannot exceed 19.9% of our outstanding common stock).

Certain Risks Associated with the Series A Preferred Stock

In connection with the Mergers, we issued Series A Preferred Stock to Atrin stockholders. We are obligated under the Merger Agreement to seek shareholder approval for the conversion of the Series A Preferred Stock into common stock. If we fail to obtain stockholder approval, we may face certain penalties that may harm our business and impact our ability to raise additional funds in the future. If our stockholders have not approved the conversion of the Series A Preferred Stock into common stock by November 16, 2022 (six months after the closing of the Mergers), then a holder of Series A Preferred Stock may require us to settle any conversion demand made thereafter in cash by delivering to the holder an amount of cash equal to the number of shares of our common stock underlying the holder’s Series A Preferred Stock multiplied by the last reported closing sale price of our common stock on the Nasdaq Global Select Market (or other applicable stock exchange) on the trading day on which the applicable notice of conversion is delivered to us. If we are forced to redeem a significant amount of shares underlying the Series A Preferred Stock, it could, among other things, materially affect our results of operations and cash usage forecasts, require us to slow down or stop our development programs and any other future product candidates, require us to raise additional capital and impact our ability to raise additional capital. Also, while we cannot predict the amount with any level of certainty, there is a level of cash settlement at which, if it is exceeded, could require us to make redemption payments in excess of our current liquidity.

At the time of the Mergers, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain former stockholders of Atrin. Pursuant to the Registration Rights Agreement, those former Atrin stockholders are entitled to rights with respect to the registration under the Securities Act of 1933 (the “Securities Act”) of their shares of common stock, including common stock issuable upon conversion of the Series A Preferred Stock. Pursuant to the Registration Rights Agreement, we filed a resale registration statement with the SEC. Registration of these shares under the Securities Act will result in the shares becoming freely tradable without restriction under the Securities Act, except for shares held by affiliates, as defined in Rule 144 under the Securities Act. Any sales of securities by these stockholders could have a material adverse effect on the trading price of our common stock. The Registration Rights Agreement also contains customary terms, including an obligation to indemnify the parties to the Registration Rights Agreement and certain affiliates from certain liabilities relating to any misstatements or omissions in the resale registration statement.

Vote Required and Board of Directors Recommendation

Stockholder approval of this Proposal No. 3 requires a “FOR” vote from the holders of a majority of votes properly cast at the Annual Meeting (subject to the separate tabulation of votes described in “General Information About the Annual Meeting—Who can vote at the Annual Meeting” set forth above).

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE PREFERRED STOCK CONVERSION PROPOSAL	✓

PROPOSAL 4: APPROVAL OF REVERSE STOCK SPLIT PROPOSAL

Background

Our Board of Directors has deemed it advisable, approved and is hereby soliciting stockholder approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock by combining outstanding shares of common stock into a lesser number of outstanding shares of common stock by a ratio in the range between 1-for-3 and 1-for-20, inclusive at any time prior to December 31, 2022, with the exact ratio to be set within this range by our Board of Directors at its sole discretion. Our Board of Directors may, alternatively, elect to abandon and not effect the Reverse Stock Split authorized by stockholders, in its sole discretion. Upon the effectiveness of the amendment to our Certificate of Incorporation effecting the Reverse Stock Split, the outstanding shares of our common stock will be reclassified and combined into a lesser number of shares (without reducing the number of authorized shares of our common stock) such that one share of our common stock will be issued for a specified number of shares in accordance with the ratio for the Reverse Stock Split selected by our Board of Directors.

If this Proposal No. 4 is approved by our stockholders as proposed, our Board of Directors would have the sole discretion to effect the amendment and Reverse Stock Split at any time prior to December 31, 2022, and to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be in the range between 1-for-3 and 1-for-20, inclusive. We believe that enabling our Board of Directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the split in a manner designed to maximize the anticipated benefits for our stockholders. The determination of the ratio of the Reverse Stock Split will be based on a number of factors, described further below under the heading “—Criteria to be Used for Decision to Apply the Reverse Stock Split.”

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The exact timing of the amendment will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders, but the amendment will not occur on or after December 31, 2022. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon all amendments and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of a certificate of amendment with the Secretary of State, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The primary purpose for effecting the Reverse Stock Split is to increase the per-share trading price of our common stock so as to:

●	increase the acceptability of our common stock to long-term investors who may not find our shares attractive at their current prices due to the trading volatility often associated with stocks below certain prices;
●	make our common stock eligible for investment by brokerage houses and institutional investors that have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin;
●	preemptively avoid non-compliance with the Nasdaq Global Select Market’s $1.00 minimum bid price requirement, since, to maintain a listing on the Nasdaq Global Select Market, we are required to comply with this and other continued listing requirements; and
●	make our common stock more attractive for investors who may be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

In evaluating the Reverse Stock Split, our Board of Directors has taken, and will take, into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, the possible adverse effect on liquidity that a reduced number of outstanding shares could cause, the costs associated with implementing a reverse stock split, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. Our Board of Directors believes that these potential negative factors were significantly outweighed by the potential benefits.

The form of the proposed amendments to our Certificate of Incorporation to effect the Reverse Stock Split is attached as Appendix A to this proxy statement. Any amendment to our Certificate of Incorporation to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by our Board of Directors, within the range contained in the amendments approved by our stockholders.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If our stockholders approve the Reverse Stock Split, our Board of Directors will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the 1-for-3 and 1-for-20, inclusive. range, would be determined by our Board of Directors and publicly announced by us prior to the effective time of the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, our Board of Directors will consider, among other things, factors such as:

●	the historical trading prices and trading volume of our common stock;
●	the number of shares of our common stock outstanding;
●	the then-prevailing and expected trading prices and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;
●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;
●	business developments affecting us; and
●	prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

Stock Price Volatility.

We have been advised that a higher stock price may increase the acceptability of our common stock to a number of long-term investors who may not find our shares attractive at their current prices due to the trading volatility often associated with stocks below certain prices.

Stock Price Requirements.

We understand that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin.

Transaction Costs.

Investors also may be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of our common stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding in connection with the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split would lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, including our ability to successfully accomplish our business goals, market conditions and the market perception of our business. You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our company. However, should the overall value of our common stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

Further, the liquidity of our common stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in stock price as a result of the Reverse Stock Split is not sustained. In addition, the proposed Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales. If we effect the Reverse Stock Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

Effect of the Reverse Stock Split

If the Reverse Stock Split Proposal is approved and our Board of Directors elects to effect the Reverse Stock Split, the number of outstanding shares of common stock will be reduced in proportion to the ratio of the split chosen by our Board of Directors. As of the effective time of the Reverse Stock Split, we would also adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and RSUs, the number of shares of our common stock reserved for issuance upon conversion of our Series A Preferred Stock and the number of shares of our common stock reserved for issuance upon exercise of other rights to acquire our common stock. In addition, as of the effective time of the Reverse Stock Split, we would adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock plans. As of the Record Date, we had outstanding 2,949,630 shares of our Series A Preferred Stock. If we implement the Reverse Stock Split, the conversion ratio of our issued and outstanding Series A Preferred Stock would adjust proportionately to the ratio approved by the Board within the Split Ratio Range.

The Reverse Stock Split would be effected simultaneously for all outstanding shares of our common stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not change any stockholder’s percentage ownership interest in our company, except to the extent that the Reverse Stock Split results in any of our stockholders owning fractional shares. We will not issue any fractional shares as a result of the Reverse Stock Split and in lieu thereof any stockholders that would otherwise be entitled to receive a fractional share will be entitled to a cash payment as set forth below. The Reverse Stock Split would not change the terms of our common stock. The Reverse Stock Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the Reverse Stock Split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Stock Split Proposal, except to the extent of their ownership of shares of our common stock and securities convertible or exercisable for our common stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of our common stock and securities convertible into or exercisable for our common stock.

Authorized Shares of Common Stock

We are currently authorized under our Certificate of Incorporation to issue up to a total of 440,000,000 shares of capital stock, comprised of 400,000,000 shares of common stock and 40,000,000 shares of preferred stock, including 2,950,000 shares of Series A Preferred Stock. While the Reverse Stock Split would decrease the number of outstanding shares of our common stock, it would not change the number of authorized shares under our Certificate of Incorporation. Consequently, the Reverse Stock Split would have the effect of increasing the number of shares of common stock available for issuance under our Certificate of Incorporation. Our Board of Directors believes that such an increase is in our and our stockholders’ best interests as it would provide us with greater flexibility to issue shares of common stock in connection with possible future financings, joint ventures and acquisitions as well as under our equity incentive plans and for other general corporate purposes. We do not currently have any plans, understandings, arrangements, commitments or agreements, written or oral, for the issuance of the additional shares of common stock that would become available for issuance if the Reverse Stock Split is effected, however we desire to have the shares available to provide us with additional flexibility to use our common stock for these business and financial purposes in the future.

By increasing the number of authorized but unissued shares of common stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of our Board of Directors. For example, our Board of Directors might be able to delay or impede a takeover or transfer of control of our company by causing such additional authorized but unissued shares to be issued to holders who might side with our Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of our company or our stockholders. The Reverse Stock Split could therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split could limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split could have the effect of permitting our current management, including our current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board of Directors is not aware of any attempt to take control of our company and the Board of Directors did not authorize the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Procedure for Effecting the Reverse Stock Split

If our stockholders approve the Reverse Stock Split Proposal, and if our Board of Directors still believes that a Reverse Stock Split is in the best interests of us and our stockholders, our Board of Directors will determine the ratio of the Reverse Stock Split to be implemented and we will publicly announce the ratio selected by our Board of Directors and file with the Secretary of State of the State of Delaware the certificate of amendment reflecting such ratio to effect the Reverse Stock Split.

Beneficial Owners of Common Stock. Upon the implementation of the Reverse Stock Split, we would treat shares held by stockholders in street name in the same manner as shares held directly by stockholders of record. Banks, brokers, custodians or other nominees would be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than our procedures for stockholders of record for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered Holders of Common Stock. All of our registered holders of common stock hold their shares electronically in book-entry form with our transfer agent, Computershare. These stockholders do not hold physical stock certificates evidencing their ownership of our common stock. However, they are provided with a statement reflecting the number of shares of our common stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares and any payment in lieu of fractional shares, if applicable, because the exchange and payment will be automatic.

Fractional Shares

The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the reverse stock split results in such stockholder owning a fractional share. No fractional shares will be issued. As soon as practicable after the amendment to our Certificate of Incorporation is filed, Computershare would aggregate all fractional shares and arrange for them to be sold at the then prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share. We expect that Computershare would cause the sale to be conducted in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After completing the sale, stockholders would receive a cash payment from Computershare in an amount equal to their pro rata shares of the total net proceeds of these sales. The proceeds would be subject to certain taxes as discussed below. In addition, stockholders would not be entitled to receive interest for the period of time between the filing of the amendment to the Certificate of Incorporation and the date a stockholder receives payment for the cashed-out shares. The payment amount would be paid to the stockholder in the form of a check in accordance with the procedures outlined below.

After the reverse stock split, a stockholder would have no further interest in the Company with respect to such stockholder’s cashed-out fractional shares. A person otherwise entitled to a fractional interest would not have any voting, dividend or other rights except to receive payment as described above.

The Reverse Stock Split would not affect the par value of our common stock per share, which would remain $0.001 par value per share, while the number of outstanding shares of common stock would decrease in accordance with the Reverse Stock Split ratio. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet would decrease and the additional paid-in capital account on our balance sheet would increase by an offsetting amount. Following the Reverse Stock Split, reported per share net income or loss would be higher because there would be fewer shares of common stock outstanding and we would adjust historical per share amounts set forth in our future financial statements.

Federal Income Tax Consequences

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to us and to U.S. Holders (as defined below) that hold shares of our common stock as capital assets for U.S. federal income tax purposes. This discussion is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations promulgated thereunder, current judicial decisions and administrative rulings, as of the date hereof, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change may cause the U.S. federal income tax consequences of the proposed Reverse Stock Split to vary substantially from the consequences summarized below. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders (as defined below) in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, holders who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, holders who are S Corporations or other pass through entities, real estate investment trusts, retirement plans, holders whose functional currency is not the U.S. dollar, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, traders that mark-to-market their securities or persons who hold their shares of our common stock as part of a hedge, straddle, conversion or other risk reduction transaction. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

This summary does not address any tax consequences other than certain U.S. federal income tax consequences of the Reverse Stock Split. The state and local tax consequences, alternative minimum tax consequences, non-U.S. tax consequences and U.S. estate and gift tax consequences of the proposed Reverse Stock Split are not discussed herein and may vary as to each U.S. Holder (as defined below). Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Stock Split may not be the same for all stockholders. U.S. Holders (as defined below) should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement taxable as a corporation) created or organized under the laws of the United States or any subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT.

Tax Consequences to the Company. We believe that the proposed Reverse Stock Split will constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain or loss in connection with the proposed Reverse Stock Split.

Tax Consequences to U.S. Holders. A U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of our common stock). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our common stock should generally recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year. Long-term capital gains of individuals are subject to tax at reduced rates.

A U.S. Holder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Stock Split. A U.S. Holder of our common stock will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders of our common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the Reverse Stock Split.

Vote Required and Board of Directors Recommendation

Pursuant to the Delaware General Corporation Law, this proposal must be approved by the affirmative vote of a majority of the outstanding shares of our common stock. Abstentions with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same practical effect as a vote against this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO APPROVE THE REVERSE STOCK SPLIT PROPOSAL.	✓

PROPOSAL 5: APPROVAL OF AN AMENDMENT TO THE APREA THERAPEUTICS, INC. 2019 EQUITY INCENTIVE PLAN

Background

Prior to our initial public offering, our Board and our stockholders approved the Aprea Therapeutics, Inc. 2019 Equity Incentive Plan (the “Plan”). The purposes of the Plan are (i) to align the interests of the Company’s stockholders and the recipients of awards under the Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining non-employee directors, officers, other employees, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders. We believe issuing common stock to our non-employee directors and employees as part of a competitive compensation program helps to align their interests with those of our stockholders. The Plan permits common stock to be issued in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units and other stock awards (collectively, “Stock Awards”) and performance awards.

Initially, 5,000,000 shares of common stock were available for issuance under the Plan. In addition, at the beginning of each fiscal year through December 31, 2029, the available shares under the Plan may increase in an amount equal to the lesser of (i) 5,000,000 shares of common stock, (ii) 4% of the number of shares of common stock issued and outstanding on December 31 of the immediately preceding calendar year, and (iii) an amount determined by the Board (the “Annual Evergreen”). As a result of the Annual Evergreen, 2,562,760 shares of common stock in the aggregate were added in 2020, 2021 and 2022.

As of May 25, 2022, there were 449,470 shares of common stock that remained available for future issuances under the Plan. We also have 624,091 shares of common stock available under the Atrin Pharmaceuticals LLC 2016 Amended and Restated Equity Compensation Plan, which we assumed in connection with the Mergers and which may be issued to grant awards to legacy Atrin employees and individuals who commence service with us after the closing of the Mergers. Given the limited number of shares that currently remain available under the Plan, the Board and management believe it is important that the amendment to the Plan—described below—be approved in order to maintain the Company’s ability to attract and retain key service providers and continue to provide them with strong incentives to contribute to the Company’s future success and to further align their interests with stockholder interests.

As of May 25, 2022, the Company has 23,091,696 shares of outstanding common stock and 2,949,630 shares of stock being in the form of preferred stock. The Company has found that the Annual Evergreen is not sufficient to satisfy the needs of equity grants for employees and directors, particularly in light of the Mergers. The Board has determined it would be appropriate and beneficial to the Company and in the best interests of the Company’s stockholders to increase the number of shares of common stock available under the plan by 2,000,000 shares to allow the Company to continue to provide a competitive compensation program to enable us to attract, retain and incentivize award recipients.

Description of the Plan

A summary of the material features of the Plan, as proposed to be amended, is provided below. The summary is qualified in its entirety by, and made subject to, the complete text of the Plan (as proposed to be amended) attached as Appendix B to this proxy statement.

Administration

The Plan is administered by the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board (the “Committee”), in each case consisting of two or more members of the Board. Each member of the Committee is intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of NASDAQ.

Subject to the express provisions of the Plan, the Committee has the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards are evidenced by an agreement containing such provisions not inconsistent with the Plan as the Committee approves. The Committee also has authority to establish rules and regulations for administering the Plan and to decide questions of interpretation or application of any provision of the Plan. The Committee may take any action such that (1) any outstanding options and SARs become exercisable in part or in full, (2) all or any portion of a restriction period on any outstanding awards lapse, (3) all or a portion of any performance period applicable to any outstanding awards lapse, and (4) any performance measures applicable to any outstanding award be deemed satisfied at the target, maximum or any other level.

The Committee may delegate some or all of its power and authority under the Plan to the Board, a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate, except that it may not delegate its power and authority to a member of the Board, the Chief Executive Officer or any executive officer with regard to awards to persons subject to Section 16 of the Exchange Act.

Available Shares

Under the Plan, the number of shares of common stock initially be available for all awards, other than substitute awards granted in connection with a corporate transaction, was 5,000,000 shares. In addition, at the beginning of each fiscal year through December 31, 2029, the available shares under the Plan may increase under the Annual Evergreen in an amount equal to the lesser of (i) 5,000,000 shares of common stock, (ii) 4% of the number of shares of common stock issued and outstanding on December 31 of the immediately preceding calendar year, and (iii) an amount determined by the Board. As a result of the Annual Evergreen, 2,562,760 shares of common stock in the aggregate were added in 2020, 2021 and 2022. The number of available shares under the Plan is subject to adjustment in the event of any equity restructuring that causes the per share value of shares of common stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend. The number of available shares will be reduced by the sum of the aggregate number of shares of common stock which become subject to outstanding awards.

As of May 25, 2022, there were 449,470 shares of common stock that remained available for future issuances under the Plan. We also have 624,091 shares of common stock available under the Atrin Pharmaceuticals LLC 2016 Amended and Restated Equity Compensation Plan, which we assumed in connection with the Mergers and which may be issued to grant awards to legacy Atrin employees and individuals who commence service with us after the closing of the Mergers.

To the extent that shares of common stock subject to an outstanding award granted under the Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of common stock subject to an option canceled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of common stock will again be available under the Plan. Shares of common stock subject to an award under the Plan will again be available for issuance under the Plan if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR or (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award. Shares repurchased by the Company on the open market with the proceeds of an option exercise shall not again be available under the Plan.

On the Record Date of June 9, 2022 the closing sales price per share of our common stock as reported on Nasdaq was $[____].

Change in Control

Unless otherwise provided in an award agreement, in the event of a change in control of the Company, the Board (as constituted prior to such change in control) may, in its discretion, provide that (i) some or all outstanding options and SARs will become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the restriction period applicable to some or all outstanding Stock Awards will lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (iv) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target, maximum or any other level. In addition, in the event of a change in control, the Board may, in its discretion, require that shares of stock of the company resulting from such change in control, or the parent thereof, be substituted for some or all of the shares of Company common stock subject to outstanding awards as determined by the Board, and/or require outstanding awards, in whole or in part, to be surrendered to the Company in exchange for a payment of cash, shares of capital stock in the company resulting from the change in control, or the parent thereof, or a combination of cash and shares.

Under the terms of the Plan, a change in control is generally defined as (i) certain acquisitions of more than 50% of the Company’s then outstanding securities eligible to vote for the election of our Board, (ii) the consummation of certain mergers, consolidations, or similar corporate transactions involving the Company, (iii) stockholder approval of a complete liquidation or dissolution of the Company or (iv) the consummation of a sale of all or substantially all of the Company’s assets.

No Repricing

The Committee may not, without the approval of stockholders, (i) reduce the purchase price or base price of any previously granted stock option or SAR, (ii) cancel any previously granted stock option or SAR in exchange for another stock option or SAR with a lower purchase price or base price or (iii) cancel any previously granted stock option or SAR in exchange for cash or another award if the purchase price of such stock option or the base price of such SAR exceeds the fair market value of a share of common stock on the date of such cancellation, in each case, other than in connection with a change in control or pursuant to the plan’s adjustment provisions.

Clawback of Awards

The awards granted under the Plan and any cash payment or shares of common stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

Effective Date, Termination and Amendment

The Plan became effective as of September 19, 2019 and will terminate on September 19, 2029, unless earlier terminated by the Board. The Board may amend the Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including any rule of NASDAQ, and provided that no amendment may be made that seeks to modify the non-employee director compensation limit or the prohibition on repricing of stock options and SARs without stockholder approval under the Plan or that materially impairs the rights of a holder of an outstanding award without the consent of such holder.

Eligibility

Participants in the Plan consist of such officers, other employees, non-employee directors, consultants, independent contractors and agents of the Company and its subsidiaries (and such persons who are expected to become any of the foregoing) as selected by the Committee. As of May 25, 2022, approximately 10 employees and 6 non-employee directors are eligible to participate in the Plan.

Non-Employee Director Compensation Limit

Under the terms of the Plan, the aggregate value of cash compensation and the grant date fair value of shares of common stock that may be awarded or granted during any fiscal year of the Company to any non-employee director will not exceed $500,000; provided, however, such limit will be multiplied by 1.5 for the first fiscal year in which a non-employee director commences service on the Board.

Stock Options and SARs

The Plan provides for the grant of stock options and SARs. The Committee will determine the conditions to the exercisability of each option and SAR.

Each option will be exercisable for no more than ten (10) years after its date of grant. If the option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of capital stock of the Company (a “ten percent holder”), then the option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of an option will not be less than 100% of the fair market value of a share of common stock on the date of grant, unless the option is an incentive stock option and the optionee is a ten percent holder, in which case the exercise price will be the price required by the Internal Revenue Code.

Each SAR will be exercisable for no more than ten (10) years after its date of grant. Other than in the case of substitute awards granted in connection with a corporate transaction, the base price of a SAR will not be less than 100% of the fair market value of a share of common stock on the date of grant, provided that the base price of a SAR granted in tandem with an option (a “tandem SAR”) will be the exercise price of the related option. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of common stock (which may be restricted stock) or, to the extent provided in the award agreement, cash or a combination thereof, with an aggregate value equal to the difference between the fair market value of the shares of common stock on the exercise date and the base price of the SAR.

All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs (i) upon a termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, are determined by the Committee.

Notwithstanding anything in the award agreement to the contrary, the holder of an option or SAR will not be entitled to receive dividend equivalents with respect to the shares of common stock subject to such option or SAR.

Stock Awards

The Plan provides for the grant of Stock Awards. The Committee may grant a Stock Award as a restricted stock award, restricted stock unit award or other stock award. Restricted stock awards and restricted stock unit awards are subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period. Under the Plan, the Committee is authorized to grant other stock awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, including without limitation shares of common stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of common stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as determined by the Committee.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock has rights as a stockholder of the Company, including the right to vote and receive dividends with respect to shares of restricted stock and to participate in any capital adjustments applicable to all holders of the Company’s common stock; provided, however, that any divided or other distribution paid with respect to shares subject to a restricted stock award will be deposited by the Company and will be subject to the same restrictions as the shares of Company common stock with respect to which such dividend or distribution was made.

The agreement awarding restricted stock units will specify (1) whether such award may be settled in shares of common stock, cash or a combination thereof; and (2) whether the holder will be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of common stock subject to such award. Any dividend equivalents credited with respect to restricted stock units will be subject to the same vesting and other restrictions as the restricted stock units to which they relate. Prior to settlement of a restricted stock unit, the holder of a restricted stock unit has no rights as a stockholder of the Company.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period or performance period relating to a Stock Award, or the forfeiture and cancellation of a Stock Award (i) upon a termination of employment, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Committee.

Performance Awards

The Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of common stock (including shares of restricted stock) or cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period and for the forfeiture of such award if the specified performance measures are not satisfied or met during the specified performance period. Any dividends or dividend equivalents with respect to a performance award will be subject to the same vesting and other restrictions as such performance award. Prior to the settlement of a performance award in shares of common stock, the holder of such award has no rights as a stockholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon (i) a termination of employment, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Committee.

Performance Measures

Under the Plan, the grant, vesting, exercisability or payment of certain awards, or the receipt of shares of common stock subject to certain awards, may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Committee at the time of grant. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or on an individual basis, may be used by the Committee in establishing performance measures under the Plan: the attainment by a share of common stock of a specified fair market value for a specified period of time; increase in stockholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to publication, clinical or regulatory milestones, research and development achievements, market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, acquisitions or divestitures, coverage decisions, licenses, collaborations, joint ventures or promotional arrangements and such other goals as the Committee may determine whether or not listed herein, or any combination of the foregoing.

Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of one or more other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a performance measure or determining the achievement of a performance measure, the Committee may provide that achievement of the applicable performance measures may be amended or adjusted to include or exclude components of any performance measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance measures will be subject to such other special rules and conditions as the Committee may establish at any time.

New Plan Benefits

The number of stock options or other forms of awards that will be granted under the Plan is not currently determinable. Information regarding awards granted in 2021 under the Plan to the named executive officers is provided in the “2021 Summary Compensation Table” and the related narrative. Information regarding awards granted in 2021 under the Plan to non-employee directors is provided in the “2021 Director Compensation” table.

Historical Equity Awards Table

The following table sets forth the number of stock options and restricted stock units granted over the lifetime of the Plan to the individuals and groups as indicated as of May 25, 2022. No other equity awards have been granted under the Plan since its inception.

	Stock	Restricted Stock
Name and Position	Options	Units
Christian S. Schade, Chairman, Chief Executive Officer	1,189,785	265,600
Eyal C. Attar, Senior Vice President, Chief Medical Officer	461,530	150,900
Scott Coiante, Senior Vice President, Chief Financial Officer and Secretary	534,724	139,400
All executive officers (5 persons)	2,668,091	640,600
All non-executive directors (5 persons)	169,357	23,050
All employees (other than current executive officers) (approximately 9 persons)	602,854	50,000

Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Plan that maybe relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer, the corporation’s chief financial officer and certain other current and former executive officers of the corporation.

Stock Options

A participant will not recognize taxable income at the time an option is granted and neither the Company nor the applicable employer will be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company or the applicable employer will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and neither the Company nor the applicable employer be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (1) the lesser of the amount realized upon that disposition and the fair market value of those shares on the date of exercise over (2) the exercise price, and the Company or the applicable employer will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

SARs

A participant will not recognize taxable income at the time SARs are granted and neither the Company nor the applicable employer will be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company or the applicable employer will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

Stock Awards

A participant will not recognize taxable income at the time restricted stock (i.e., stock awards subject to restrictions constituting a substantial risk of forfeiture) is granted and neither the Company nor the applicable employer will be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company or the applicable employer as compensation expense, subject to the deduction limits under Section 162(m)of the Internal Revenue Code. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company or the applicable employer will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

A participant will not recognize taxable income at the time a restricted stock unit is granted and neither the Company nor the applicable employer will be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company or the applicable employer will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

A participant who receives shares of common stock that are not subject to any restrictions under the Plan will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares on that date, and the Company or the applicable employer will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

Performance Awards

A participant will not recognize taxable income at the time performance awards are granted and neither the Company nor the applicable employer will be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company or the applicable employer will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m)of the Internal Revenue Code.

OUR BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2019 EQUITY INCENTIVE PLAN.	✓

PROPOSAL 6: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022

The Audit Committee of the Board of Directors has appointed and engaged Ernst & Young LLP to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for fiscal year 2022, and to perform audit-related services. Ernst & Young LLP has served as our independent registered public accounting firm since 2019.

Stockholders are hereby asked to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022.

The Audit Committee is solely responsible for selecting our independent auditors. Although stockholder ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholders ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its selection and whether to engage an alternative independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to attend the virtual Annual Meeting where they will be available to respond to appropriate questions and, if they so desire, to make a statement.

THE BOARD AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

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INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth the name, age, and position of each of our executive officers as of the date of this Proxy Statement:

Name	Position	Age
Christian S. Schade	Chairman, Chief Executive Officer	61
Oren Gilad, Ph.D.	President	54
Lars Abrahmsen, Ph.D.	Senior Vice President, Chief Scientific Officer	64
Eyal C. Attar	Senior Vice President, Chief Medical Officer	51
Scott M. Coiante	Senior Vice President, Chief Financial Officer and Secretary	55
Gregory A. Korbel, Ph.D.	Senior Vice President, Chief Operating Officer	46

Christian S. Schade – For biographical information for Christian S. Schade and Oren Gilad, Ph.D.,, see “Board of Directors – Director Nominees.”

Lars Abrahmsen, Ph.D. has served as our Senior Vice President, Chief Scientific Officer since October 2014. Dr. Abrahmsen has more than 30 years of experience in research and drug development in the pharmaceutical industry, both with small molecules and biopharmaceuticals. Beginning with postdoctoral work at Genentech, Inc., he has also worked at Swedish Orphan Biovitrum AB, Pharmacia & Upjohn, Inc., Pharmacia Corporation and KabiGen AB. More recently he served as Chief Scientific Officer at Affibody AB from 2004-2010 and as SVP of Protein Therapeutics at Algeta ASA from 2010-2013. Dr. Abrahmsen has experience from discovery research to preclinical development and has primarily focused on projects within oncology and metabolic diseases. Dr. Abrahmsen received a Ph.D. in Biochemistry and an M.S. in Chemistry, both from the Royal Institute of Technology in Stockholm, Sweden. In connection with the Mergers, Dr. Abrahmsen will be departing the Company on August 15, 2022.

Eyal C. Attar, M.D. has served as our Senior Vice President, Chief Medical Officer since April 2019. Dr. Attar joined Aprea from Agios Pharmaceuticals, a pharmaceutical company, where he was Senior Medical Director from 2016 to 2019, IDH Hematology Medical Lead from 2016 to 2019 and Medical Director from 2014 to 2016. While serving at Agios, Dr. Attar played a leadership role in the clinical development and approval of IDHIFA and TIBSOVO for patients with relapsed/refractory AML. Prior to Agios, he served on the clinical staff at the Massachusetts General Hospital Cancer Center, where Dr. Attar was a member of the Center for Leukemia and Assistant Professor of Medicine at Harvard Medical School. He completed his residency in Internal Medicine at Brigham and Women’s Hospital and held fellowships in hematology and oncology in the Dana-Farber Partners Cancer Care Hematology/Oncology Fellowship Program. Dr. Attar received his medical degree from the University of North Carolina School of Medicine. In connection with the Mergers, Dr. Attar will be departing the Company on August 15, 2022.

Scott M. Coiante has served as our Senior Vice President, Chief Financial Officer since August 2019. Mr. Coiante joined Aprea from Agile Therapeutics (“Agile”), a women’s healthcare company, where he was Senior Vice President and Chief Financial Officer from 2010 to August 2019. While at Agile, he played a leadership role in the company and in the development of the internal finance and accounting infrastructure. Prior to joining Agile, from 2002 to 2010, he was Vice President of Finance and Treasurer at Medarex, Inc., formerly a NASDAQ listed biotech company that was acquired in 2009 by Bristol Myers Squibb. From 1989 to 2002, Mr. Coiante held management positions of increasing responsibilities at Ernst & Young LLP. Mr. Coiante received a B.S. in Accounting from Villanova University.

Gregory A. Korbel., Ph.D. has served as our Senior Vice President, Chief Operating Officer since May 2022, having previously served as Senior Vice President, Chief Business Officer from April 2021 to May 2022 and Vice President of Business Development from July 2016 to April 2021. Dr. Korbel has 12 years of experience in the biotechnology and pharmaceutical industries. Prior to joining Aprea, he was Director of Business Development and Operations at Novira, a privately held antiviral drug discovery company until it was acquired by Johnson & Johnson in December 2015 and served as Director of Research Operations subsequent to the acquisition. In addition to consulting for venture capital and biotechnology firms, he formerly served as Senior Scientist at Invitrogen/Life Technologies. Dr. Korbel received an M.B.A. from the Wharton School at the University of Pennsylvania, a Ph.D. in Chemistry from Harvard University and a B.A. from Vanderbilt University.

EXECUTIVE COMPENSATION

This section discusses the material components of the 2021 executive compensation program for our executive officers named in the “2021 Summary Compensation Table” below. In 2021, our named executive officers were Christian S. Schade, our Chairman and CEO; Eyal C. Attar, our Chief Medical Officer; and Scott M. Coiante, our Chief Financial Officer. We are an “emerging growth company,” within the meaning of the JOBS Act and a smaller reporting company under the Exchange Act and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act. Please see the section below entitled “Impact of the Mergers” for a summary of the impact of the Mergers on the Company’s executive compensation program with respect to its named executive officers.

The Compensation Committee retained Pay Governance to serve as its independent executive compensation consultant during 2021. Pay Governance reports directly to the Compensation Committee and provides various executive compensation services to the Compensation Committee, including advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relation to performance. Upon request by the Compensation Committee, a representative of Pay Governance attends Compensation Committee meetings.

Pay Governance did not perform any other services for the Company in 2021. The Compensation Committee has assessed the independence of Pay Governance pursuant to the Nasdaq and SEC rules and the Compensation Committee has determined that the work performed by Pay Governance for the Compensation Committee did not raise any conflicts of interest.

Our CEO annually reviews the performance of each of the other executive officers, including the other named executive officers. Our CEO then recommends annual merit salary adjustments and any changes in annual or long-term incentive opportunities for other executives. The Compensation Committee considers our CEO’s recommendations in addition to data and recommendations presented by Pay Governance.

Our executive compensation program is designed to align executive compensation with our business objectives and to enable us to attract, retain and reward executive officers who contribute to our long-term success. For 2021, the material elements of our executive compensation program were base salary, annual cash bonuses and equity-based compensation in the form of stock options and restricted stock units (“RSUs”).

2021 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our named executive officers during the fiscal years ended December 31, 2021 and December 31, 2020:

						Non-Equity
						Incentive
Name and						Plan	All Other
Principal			Bonus	Stock	Option Awards	Compensation	Compensation
Position	Year	Salary ($)	($)	Awards ($)(1)	($)(1)	($)(2)	($)	Total ($)
Christian S. Schade	2021	530,450	—	993,000	1,444,310	265,225	—	3,232,985
Chairman and Chief Executive Officer	2020	515,000	—		3,107,690	283,250	—	3,905,940
Eyal C. Attar	2021	450,882	—	648,000	627,770	180,000	—	1,906,652
Chief Medical Officer	2020	437,750	—		1,345,850	192,610	—	1,976,210
Scott M. Coiante	2021	381,100	—	579,000	627,770	155,000	—	1,742,870
Chief Financial Officer	2020	370,000	—		1,345,850	142,450	—	1,858,300

(1)	Represents the aggregate grant date fair value of RSU and option awards, as applicable, determined in accordance with the Financial Accounting Standards Board Accounting Standards, Codification Topic 718, Compensation — Stock Compensation, or

ASC 718. The grant date fair value for the RSU awards was calculated based on the closing stock price on the date of grant. The assumptions used in calculating the grant date fair value of the option awards are included in the Note entitled “Stock Option Plans” to the Annual Financial Statements included in our Annual Report on Form 10 K for the year ended December 31, 2021.
(2)	The amounts in this column represent annual performance cash bonuses earned in the applicable year.

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our named executive officers are designed to reflect each executive officer’s scope of responsibility and accountability with us. Please see the “Salary” column of the 2021 Summary Compensation Table above.

Non-Equity Incentive Plan Compensation

Each of our named executive officers are eligible to receive an annual performance cash bonus based on the achievement of pre-established corporate and individual objectives as determined by our Board and our Compensation Committee, in consultation with the Pay Governance and upon review of the recommendations of our CEO for our other named executive officers. For 2021, the corporate performance goals related to completion of certain clinical development program goals with regard to ongoing clinical programs, initiation of new clinical trials, completion of certain research goals related to non-clinical development programs, and completion of certain corporate business and investor relations goals. At the beginning of the performance year, each officer is assigned a target bonus expressed as a percentage of his base salary. Actual bonus payments may be higher or lower than the target bonus amount, as determined by our Board or Compensation Committee, based on the achievement of the pre-established corporate and individual objectives. The target bonus amounts, as a percentage of base salary, in 2021 for Mr. Schade, Dr. Attar and Mr. Coiante were 50%, 40% and 40%, respectively.

In determining the amount of the annual cash bonuses, our Compensation Committee determines the level of achievement of the corporate goals and individual goals for each year. In determining the level of achievement for our named executive officers other than the CEO, our Compensation Committee also reviews and considers the recommendations of our CEO. These achievement levels are used to determine each named executive officer’s bonus.

Actual bonus amounts paid are reflected in the “Non-Equity Incentive Plan Compensation” column of the 2021 Summary Compensation Table above.

Equity Compensation

We have historically awarded equity compensation to our named executive officers based on their performance in the form of time-vesting stock options. The Compensation Committee determines equity awards after considering Company and individual performance and information and recommendations provided by Pay Governance. With respect to our named executive officers other than our CEO, the Compensation Committee also considers the recommendations of our CEO when determining grant levels.

Our stock option awards typically vest over a four-year period subject to the continued service of the employee through the applicable vesting date, with 25% of the stock options vesting on the first anniversary of the grant date and the remaining 75% of the stock options vesting ratably over the remaining 36 months. The Compensation Committee believes these vesting arrangements encouraged our named executive officers to continue service with us for a longer period of time and remain focused on our multi-year long-term drug development and commercialization programs.

As part of an annual compensation evaluation of our named executive officers at the beginning of each year, the Compensation Committee considers granting other long-term incentive vehicles in addition to stock options. Beginning in 2021, the Compensation Committee, after consultation with Pay Governance and to further reflect market practices and increase the retentive value of our executive compensation program, awarded RSUs to the named executive officers and certain other employees. Mr. Schade, Dr. Attar and Mr. Coiante were granted 77,000, 33,000 and 33,000 RSUs respectively, as part of the Company’s annual compensation awards. These RSUs were scheduled to vest ratably on the one-year, two-year and three-year year anniversaries of the grant date. In addition, Mr. Schade, Dr. Attar and Mr. Coiante were granted 88,500, 75,000 and 63,500 RSUs, respectively, for retention purposes. These RSUs were scheduled to vest ratably on the six-month, 12-month and 18-month anniversaries of the grant date.

As described further below, in connection with the Mergers, the vesting of the outstanding stock options and restricted stock units accelerated upon the closing of the Mergers, with the stock options remaining exercisable until their normal expiration dates.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2021

The following table summarizes the number of shares of common stock underlying outstanding option awards and the number of shares of common stock underlying outstanding RSU awards for each named executive officer as of December 31, 2021. As of December 31, 2021, none of our named executive officers held any other outstanding equity awards with respect to the Company.

	Option Awards						Stock Awards
									Market
							Number of		Value of
		Number of	Number of				Shares or		Shares or
		Securities	Securities				Units of		Units of
		Underlying	Underlying		Option		Stock That		Stock That
		Unexercised	Unexercised		Exercise	Option	Have Not		Have Not
	Grant	Options (#)	Options (#)		Price	Expiration	Vested		Vested
Name	Date	Exercisable (1)	Unexercisable (1)		($)	Date	(#)		($)(2)
Christian S. Schade	04/20/2016	527,936	—		0.92	09/30/2026
	11/24/2017	160,450	—		1.01	09/30/2026
	02/28/2019	256,797	105,740	(3)	3.19	09/30/2026
	10/02/2019	165,799	140,286	(4)	15.00	10/01/2029
	03/24/2020	55,564	71,436	(4)	35.50	03/24/2030
	02/25/2021	—	329,000	(4)	6.00	02/25/2031
	02/25/2021	—	—		—	—	59,000	(5)	169,330
	02/25/2021	—	—		—	—	77,000	(6)	220,990

Eyal C. Attar, M.D.	03/25/2019	180,631	82,105	(3)	3.19	09/30/2026
	10/02/2019	64,694	35,580	(4)	15.00	10/01/2029
	3/24/2020	24,063	30,937	(4)	35.50	03/24/2030
	02/25/2021	—	143,000	(4)	6.00	02/25/2031
	02/25/2021	—	—		—	—	50,000	(5)	143,500
	02/25/2021	—	—		—	—	33,000	(6)	94,710

Scott M. Coiante	08/05/2019	108,815	77,725	(3)	10.95	09/30/2026
	10/02/2019	81,696	69,128	(4)	15.00	10/01/2029
	3/24/2020	24,063	30,937	(4)	35.50	03/24/2030
	02/25/2021	—	143,000	(4)	6.00	02/25/2031
	02/25/2021	—	—		—	—	42,333	(5)	121,496
	02/25/2021	—	—		—	—	33,000	(6)	94,710

(1)	Twenty-five percent of these options vested or were scheduled to vest on the one-year anniversary of the grant date, with the remaining options scheduled to vest in equal monthly installments over the remaining 36 months, subject to the named executive officer’s continued service through the applicable vesting date. As noted above, all stock options vested upon the closing of the Mergers.
(2)	The amounts in this column are determined by multiplying (i) the number of RSUs shown in the previous column by (ii) $2.87 (the closing price of the Company’s common stock on December 31, 2021).
(3)	These options were subject to accelerated vesting in the event the executive’s employment is terminated by us without “cause” or by the executive due to “good reason” within 12 months following a change in control.
(4)	These options were subject to accelerated vesting in full upon death, disability or a change in control of the Company and pro-rata vesting for a termination without cause prior to the one-year anniversary of the grant date with respect to the portion of the option that was scheduled to vest on the one-year anniversary of the grant date.
(5)	These RSUs vested or were scheduled to vest in one-third installments every six-months until the 18-month anniversary of the grant date subject to the named executive officer’s continued service through the applicable vesting date. These RSUs were subject to accelerated vesting in full upon death, disability or a change in control of the Company and pro-rata vesting for a termination without cause.
(6)	These RSUs were scheduled to vest in one-third annual increments, subject to the named executive officer’s continued service through the applicable vesting date. These RSUs were subject to accelerated vesting in full upon death, disability or a change in control of the Company and pro-rata vesting for a termination without cause prior to the one-year anniversary of the grant date with respect to the portion of the RSU that was scheduled to vest on the one-year anniversary of the grant date.

EMPLOYMENT AGREEMENTS

As of December 31, 2021, we were party to employment agreements with each of our named executive officers. These agreements set forth the initial terms and conditions of each executive’s employment with us, including base salary, target annual bonus opportunity and standard employee benefit plan participation. The Compensation Committee determined the terms of the employment agreements after considering the input of the Compensation Committee’s independent consultant and the Company’s historical practices. Except as noted below, these employment agreements provided for “at will” employment. The terms “cause,” “good reason” and “change in control” referred to below are defined in each named executive officer’s employment agreement. The following summary describes the employment agreements as in effect as of December 31, 2021. Please see the “Impact of the Mergers” section below for a summary of the post-Merger employment arrangements with our named executive officers.

Christian S. Schade

We entered into an employment agreement with Mr. Schade which became effective in October 2019 in connection with the closing of our initial public offering (“IPO”). Under the terms of Mr. Schade’s employment agreement, in the event that he is terminated by us without “cause” or he terminates his employment for “good reason,” he will be entitled to receive, upon execution and effectiveness of a release of claims, (i) continued payment of his then-current base salary for a period of 12 months following termination, (ii) an annual bonus for the year of termination equal to his target annual bonus opportunity and prorated based on the number of days in the calendar year that have elapsed prior to the date of termination, and (iii) a direct payment by us of the medical, vision and dental coverage premiums due to maintain any COBRA coverage for which he and his dependents are eligible and for which he has appropriately elected through the earlier of (x) 12 months following termination and (y) the date he becomes employed by another entity or individual. Upon a termination without “cause” or due to “good reason,” during the 12-month period following a “change of control,” Mr. Schade is entitled to 18 months of continued base salary and reimbursement for COBRA coverage premiums rather than 12 months.

If we terminate Mr. Schade with cause, he resigns without good reason or he terminates due to death or disability, then he will not be entitled to receive severance benefits.

Under the employment agreement, Mr. Schade is prohibited from disclosing our confidential information and is subject to non-competition and non-solicitation restrictive covenants for 12 months post-termination.

Eyal C. Attar, M.D.

We entered into an employment agreement with Dr. Attar which became effective in October 2019 in connection with the closing of the IPO. Under the terms of Dr. Attar’s employment agreement, in the event that he is terminated by us without “cause” or he terminates his employment for “good reason,” he will be entitled to receive, upon execution and effectiveness of a release of claims, (i) continued payment of his then-current base salary for a period of nine months following termination, (ii) an annual bonus for the year of termination equal to his target annual bonus opportunity and prorated based on the number of days in the calendar year that have elapsed prior to the date of termination, and (iii) a direct payment by us of the medical, vision and dental coverage premiums due to maintain any COBRA coverage for which he and his dependents are eligible and for which he has appropriately elected coverage through the earlier of (x) nine months following termination and (y) the date he becomes employed by another entity or individual. Upon a termination without “cause” or due to “good reason,” during the 12-month period following a “change of control,” Dr. Attar is entitled to 12 months of continued base salary and reimbursement for COBRA coverage premiums rather than nine months.

If we terminate Dr. Attar with cause, he resigns without good reason or he terminates due to death or disability, then he will not be entitled to receive severance benefits.

Under the employment agreement, Dr. Attar is prohibited from disclosing our confidential information and is subject to non-competition and non-solicitation restrictive covenants for 12 months post-termination.

Scott M. Coiante

We entered into an employment agreement with Mr. Coiante which became effective in October 2019 in connection with the closing of the IPO. Under the terms of Mr. Coiante’s employment agreement, in the event that he is terminated by us without “cause” or he terminates his employment for “good reason,” he will be entitled to receive, upon execution and effectiveness of a release of claims, (i) continued payment of his then-current base salary for a period of nine months following termination, (ii) an annual bonus for the year of termination equal to his target annual bonus opportunity and prorated based on the number of days in the calendar year that have elapsed prior to the date of termination, and (iii) a direct payment by us of the medical, vision and dental coverage premiums due to maintain any COBRA coverage for which he and his dependents are eligible and for which he has appropriately elected coverage through the earlier of (x) nine months following termination and (y) the date he becomes employed by another entity or individual. Upon a termination without “cause” or due to “good reason,” during the 12-month period following a “change of control” Mr. Coiante is entitled to 12 months of continued base salary and reimbursement for COBRA coverage premiums rather than nine months.

If we terminate Mr. Coiante with cause, he resigns without good reason or he terminates due to death or disability, then he will not be entitled to receive severance benefits.

Under the employment agreement, Mr. Coiante is prohibited from disclosing our confidential information and is subject to non-competition and non-solicitation restrictive covenants for 12 months post-termination.

EQUITY AWARDS

The option award agreements provided for accelerated vesting in the event of certain qualifying termination events. For option awards granted prior to October 2019, unvested options were scheduled to accelerate in the event the executive’s employment was terminated by us without “cause” or by him due to “good reason” within 12 months following a change in control. Option awards granted in October 2019 and thereafter were scheduled to accelerate in full upon death, disability or a change in control of the Company and were scheduled to accelerate on a pro-rata basis for a termination without cause prior to the one-year anniversary of the grant date with respect to the portion of the option that was scheduled to vest on the one-year anniversary of the grant date. In the event of a change in control, the options granted in October 2019 and thereafter were scheduled to be cashed out based on the difference between the fair market value in the change in control and the exercise price.

The RSU awards granted as part of the annual equity award program were scheduled to vest in full upon death, disability or a change in control of the Company and were scheduled to vest on a pro-rata basis for a termination without cause prior to the one-year anniversary of the grant date with respect to the portion of the option that was scheduled to vest on the one-year anniversary of the grant date. For the RSU awards granted in 2021 for retention purposes, the RSUs were scheduled to vest in full upon death, disability or a change in control of the Company and were scheduled to accelerate on a pro-rata basis for a termination without cause with respect to the portion of the option that was scheduled to vest on the next vesting date.

RETIREMENT PLAN

We maintain a 401(k) retirement savings plan for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation , within the limits prescribed by the Code, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) Plan. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan. The 401(k) plan authorizes employer discretionary match contributions. No employer match contributions were made during 2021.

IMPACT OF THE MERGERS

Mr. Schade will step down as CEO at the Annual Meeting. To assist with the transition, Mr. Schade will remain with the Company as Executive Chairman until the six-month anniversary of the closing at his same compensation levels as in effect prior to the closing. At the end of his transition period, he will receive the following severance benefits under his employment agreement: (i) 12 months of continued base salary; (ii) payout of his annual bonus at his target percentage for the portion of the year during which he was employed, and (iii) payment of medical, vision and dental coverage premiums for up to 12 months of continuing COBRA coverage. Mr. Schade’s unvested option awards and RSU awards vested in full as of the closing of the Mergers.

Mr. Coiante will continue to serve as Chief Financial Officer. If Mr. Coiante is terminated by the Company without “cause” or resigns with “good reason” within one year following the Mergers, he will receive the following benefits under his employment agreement: (i) 12 months of continued base salary; (ii) payout of his annual bonus at his target percentage for the portion of the year during which he was employed; and (iii) payment of medical, vision and dental coverage premiums for up to 12 months of continuing COBRA coverage. Mr. Coiante’s unvested option awards and RSU awards vested in full as of the closing of the Mergers.

Dr. Attar will step down as Chief Medical Officer three months after the closing of the Mergers. At that time, Dr. Attar will receive the following severance benefits under his employment agreement: (i) nine months of continued base salary; (ii) payout of his annual bonus at his target percentage for the portion of the year during which he was employed; and (iii) payment of medical, vision and dental coverage premiums for up to nine months of continuing COBRA coverage. Dr. Attar’s unvested option awards and RSU awards vested in full as of the closing of the Mergers.

INTERESTS OF CERTAIN PARTIES

Messrs. Grissinger, Pamukcu and Duey, our newly appointed non-employee directors, are expected to participate in the Company’s standard non-employee director compensation program.

As described in our Current Report on Form 8-K filed with the SEC on May 16, 2022, in connection with the Mergers, our Board of Directors appointed Oren Gilad as the Company’s President. In connection with Dr. Gilad’s appointment as

President, Dr. Gilad entered into the Company’s standard form of executive employment agreement. Dr. Gilad’s employment agreement provides for “at will” employment, a base salary of $500,000 per year, an annual target bonus opportunity equal to 50% of his base salary, and participation in the Company’s long-term equity incentive program. Dr. Gilad is also eligible for severance benefits for certain qualifying terminations of employment, consistent with the severance benefits described above for Mr. Schade. Dr. Gilad is eligible to participate in the employee benefit plans generally available to other members of the Company’s senior executive management, subject to the terms of those plans. In connection with Dr. Gilad’s appointment as President, Dr. Gilad entered into the Company’s standard form of indemnification agreement. In connection with the Mergers, Dr. Gilad received the same consideration received by other holders of Atrin securities.

EQUITY COMPENSATION PLAN INFORMATION

The following sets forth information regarding our equity plans as of December 31, 2021:

	Number of		Weighted Average	Number of Securities
	Securities to be Issued Upon		Exercise Price of	Remaining Available
	Exercise of Outstanding		Outstanding Options,	for Future Issuance
	Options, RSUs,		Warrants and	Under Equity
Plan Category	Warrants and Rights		Rights	Compensation Plans
Equity Compensation Plans Approved by Security Holders	4,986,334	(1)	$8.45	1,157,589	(2)

Equity Compensation Plans Not Approved by Security Holders	—		—	—

Total	4,986,334		$8.45	1,157,589

(1)	Includes shares issuable pursuant to outstanding stock options (4,586,615) and outstanding RSUs (399,719) under our 2019 Stock Incentive Plan.
(2)	Includes 250,000 shares available for issuance under our 2019 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2020, we have engaged in the following transactions in which the amount involved exceeded $120,000 and in which our directors, executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any of their affiliates, had a direct or indirect material interest. We believe that all of these transactions were on terms comparable to terms that could have been obtained from unrelated third parties.

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock as of June 9, 2022, the Record Date by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (b) each named executive officer identified in the Summary Compensation Table above, (c) each director and nominee for director, and (d) all executive officers and directors as a group.

The percentage of common stock outstanding is based on [ ] shares of our common stock outstanding as of the Record Date. For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of common stock subject to options that are currently exercisable or exercisable within sixty days of the Record Date to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage

5% or Greater Stockholders
HealthCap VII, L.P. (1)	2,366,104	10.8%
KDev Investments AB (2)	1,180,691	5.4%

Named Executive Officers and Directors
Christian S. Schade (3)	[ ]	[ ]
Eyal C. Attar, M.D. (4)	[ ]	[ ]
Scott M. Coiante (5)	[ ]	[ ]
Marc Duey (6)	[ ]	[ ]
Oren Gilad, Ph.D. (7)	[ ]	[ ]
Michael Grissinger (8)	[ ]	[ ]
John B. Henneman III (9)	[ ]	[ ]
Rifat Pamukcu, M.D. (10)	[ ]	[ ]
Richard Peters, M.D., Ph.D. (11)	[ ]	[ ]
Bernd R. Seizinger, M.D., Ph.D. (12)	[ ]	[ ]
All executive officers and directors as a group (13 persons) (13)	[ ]	[ ]

*	Less than 1%
(1)	Share ownership information is based on a Schedule 13D/A filed by HealthCap VII, L.P. and affiliates on October 15, 2021 reporting ownership as of October 13, 2021. Such Schedule 13D/A reported that each of HealthCap VII, L.P. and HealthCap VII GP S.A. (the “HealthCap Entities”) holds shared voting and dispositive power over 2,366,104 shares. The address for the HealthCap Entities is 18 Avenue d’Ouchy, Lausanne, Switzerland CH-1006.
(2)	As of December 31, 2021, each of KDev Investments AB, Karolinska Development AB and KCIF Co-Investment Fund KB (the “KDev Group Entities”) holds shared voting and dispositive power over 1,180,691 shares. The address for the KDev Group Entities is c/o KDev Group, Tomtebodavägen 23A, 171 65 Solna, Sweden.
(3)	[ ]
(4)	[ ]
(5)	[ ]

(6)	[ ]
(7)	[ ]
(8)	[ ]
(9)	[ ]
(10)	[ ]
(11)	Consists of shares and stock options described in the applicable notes above.

OTHER INFORMATION

OTHER MATTERS

The Annual Meeting is called for the purposes set forth in the Notice. Our Board of Directors does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the Notice. However, the proxy card confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board of Directors at the date this proxy statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS OR NOMINATIONS FOR NEXT YEAR’S ANNUAL MEETING

In order to be considered for inclusion in the proxy statement for our 2023 Annual Meeting of Stockholders, proposals submitted by stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us no later than [ ], 2023 and also must otherwise comply with the requirements set forth in Rule 14a-8.

Alternatively, stockholders intending to present a proposal or nominate a director for election at next year’s Annual Meeting of Stockholders without having the proposal or nomination included in our Proxy Statement must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, for our 2023 Annual Meeting of Stockholders, our Corporate Secretary must receive the proposal or nomination no earlier than March 30, 2023 and no later than the close of business on April 29, 2023. The proposal or nomination must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. In addition to satisfying the requirements of our Bylaws, to comply with the universal proxy rules once effective, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 29, 2023.

AVAILABILITY OF MATERIALS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (as amended by Form 10-K/A), including the consolidated financial statements, has been filed with the SEC and provides additional information about us. It is available on our corporate website at www.aprea.com and you may request a paper copy (excluding exhibits) without charge upon written request to Chief Financial Officer, Aprea Therapeutics, Inc., 535 Boylston Street, Boston, MA 02116. In addition, our 2021 Annual Report on Form 10-K (as amended by Form 10-K/A) is available to registered holders of our common stock at www.proxyvote.com.

Appendix A

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

APREA THERAPEUTICS, INC.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

Aprea Therapeutics, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved and adopted said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED: That the first paragraph of Article IV of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following three paragraphs are inserted in lieu thereof:

“4.1 Authorized Capital Stock. That, effective on the filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[ ] reverse stock split of the Corporation’s common stock, $0.001 par value per share (the “Common Stock”), shall become effective, pursuant to which each [ ] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Common Stock shall be issued to the transfer agent, as agent for the accounts of all holders of record of Common Stock and otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of the prevailing market prices of the Common Stock at the time of the sale. After such sale, the transfer agent will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional interests. Each stock certificate or book entry position that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate or book entry position have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time); provided, however, that each person of record holding a certificate or book entry position that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate or book entry position, a new certificate or book entry position evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate or book entry position shall have been reclassified.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 440,000,000 shares, consisting of (i) 400,000,000 shares of Common Stock and (ii) 40,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).”

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its Chief Executive Officer this __ day of ___________, 2022.

APREA THERAPEUTICS, INC.

By:

Appendix B

APREA THERAPEUTICS, INC.

AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: September 19, 2019
APPROVED BY THE STOCKHOLDERS: September 26, 2019
TERMINATION DATE: September 19, 2029

I.INTRODUCTION
1.1PURPOSES.  The purposes of the Aprea Therapeutics, Inc. Amended and Restated 2019 Equity Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining Non-Employee Directors, officers, other employees, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.
1.2CERTAIN DEFINITIONS.

“Agreement” means the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” means the Board of Directors of the Company.

“Change in Control” has the meaning set forth in Section 5.8(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of NASDAQ or, if the Common Stock is not listed on NASDAQ, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

“Common Stock” means the common stock, par value $0.001 per share, of the Company, and all rights appurtenant thereto.

“Company” means Aprea Therapeutics, Inc., a Delaware corporation, or any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Person” means any natural person, entity, or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” does not include: (i) the Company or any Subsidiary; (ii) any employee benefit plan of the Company or any Subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; (iv) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (v) any natural person, entity, or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of this Plan, is the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

“Fair Market Value” means the closing transaction price of a share of Common Stock as reported on NASDAQ on the date as of which such value is being determined or, if the Common Stock is not listed on NASDAQ, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code; provided, further, in the case of grants made in connection with the Initial Public Offering, Fair Market Value shall mean the price per share at which shares of Common Stock are initially offered for sale to the public by the Company’s underwriters in the Initial Public Offering.

“Free-Standing SAR” means a SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs that are exercised.

“Incentive Stock Option” means an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Initial Public Offering” means an initial public offering of the Common Stock of the Company registered on Form S-1 (or any successor form under the Securities Act of 1933, as amended).

“Non-Employee Director” means any member of the Board who is not an officer or employee of the Company or any Subsidiary.

“Nonstatutory Stock Option” means an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Other Stock Award” means an award granted pursuant to Section 3.4 of the Plan.

“Performance Award” means a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” means the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award, Other Stock Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award.  Such criteria and objectives may include one or more of the following corporate-wide or subsidiary, division, operating unit, line of business, project, geographic or individual measures:  the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; increase in stockholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to publication, clinical or regulatory milestones, research and development achievements, market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency,  acquisitions or divestitures, coverage decisions, licenses, collaborations, joint ventures or promotional arrangements and such other goals as the Committee may determine whether or not listed herein, or any combination of the foregoing.   Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof.  The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted to include or exclude components of any performance measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.

“Performance Period” means any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Restricted Stock” means shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” means an award of Restricted Stock under this Plan.

“Restricted Stock Unit” means a right to receive one share of Common Stock or, in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” means an award of Restricted Stock Units under this Plan.

“Restriction Period” means any period designated by the Committee during which either (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award or Other Stock Award shall remain in effect.

“SAR” means a stock appreciation right, which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” means a Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award.

“Subject Person” has the meaning set forth in Section 5.8(a)(1).

“Subsidiary” means any corporation, limited liability company, partnership, joint venture, or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” means an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation, or acquisition of property or stock or upon the substitution of Nonstatutory Stock Options for options of Aprea Therapeutics AB in connection with the reorganization of Aprea

Therapeutics AB; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” means an SAR which is granted in tandem with, or by reference to, an option (including a Nonstatutory Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” has the meaning set forth in Section 5.5.

“Ten Percent Holder” has the meaning set forth in Section 2.1(a).

1.3ADMINISTRATION.  This Plan shall be administered by the Committee.  Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonstatutory Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock Awards; and (iv) Performance Awards.  The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award, and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award.  The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level.  The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan, and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities.  All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or Bylaws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4ELIGIBILITY.  Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors, agents, and persons expected to become officers, other employees, Non-Employee Directors, consultants, independent contractors and agents of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time.  Participants shall also consist of persons to whom Nonstatutory Stock Options are granted in substitution for options of Aprea Therapeutics AB in connection with the reorganization of Aprea Therapeutics AB.  The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.  Except as otherwise provided for in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director, consultant, independent contractor or agent.  The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during an approved leave of absence.  Notwithstanding anything herein to the contrary, the aggregate value of cash compensation to be paid and the grant date fair value of equity awards that may be granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $500,000; provided, however, such limit shall be multiplied by 1.5 for the first fiscal year in which a Non-Employee Directors commences service on the Board.
1.5SHARES AVAILABLE.  Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, 9,562,760 shares of Common Stock shall initially be available for all awards under this Plan, including in respect of Nonstatutory Stock Options issued in substitution for options of Aprea Therapeutics AB in connection with the reorganization of Aprea Therapeutics AB, but excluding future Substitute Awards.  Subject to adjustment as provided in Section 5.7, no more than 5,000,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options.  The number of shares of Common Stock available under the Plan shall increase annually on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2023, and continuing until (and including) the fiscal year ending December 31, 2029, with such annual increase equal to the lesser of (i) 5,000,000 shares of Common Stock, (ii) 4% of the number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding calendar year, and (iii) an amount determined by the Board.  The number of shares of Common Stock that remain available for future grants under this Plan shall be reduced by the sum of the aggregate number of shares of Common Stock that become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Awards denominated in shares of Common Stock.

To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under the Plan, other than Substitute Awards other than the Nonstatutory Stock Options granted in substitution for options of Aprea Therapeutics AB in connection with the reorganization of Aprea Therapeutics AB, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan. In addition, shares of Common Stock subject to an award under this Plan shall again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR or (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award.  Notwithstanding anything herein to the contrary, shares repurchased by the Company on the open market with the proceeds of an option exercise shall not again be available under this Plan.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

II.STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
2.1STOCK OPTIONS.  The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee.  Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonstatutory Stock Option.  To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a holder during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonstatutory Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)Number of Shares and Purchase Price.  The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b)Option Period and Exercisability.  The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option may be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option may not be exercised later than five years after its date of grant.  The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option.  The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time.  An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.
(c)Method of Exercise.  An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either: (A) in cash; (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation; (D) in cash by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise; (E) in any other form of legal consideration that may be acceptable to the Committee and specified in the Agreement; or (F) a combination of (A), (B), (C) and (E), in each case to the extent set forth in the Agreement relating to the option; (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option; and (iii) by executing such documents as the Company may reasonably request.  Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the holder.  No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).
2.2STOCK APPRECIATION RIGHTS.  The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee.  The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)Number of SARs and Base Price.  The number of SARs subject to an award shall be determined by the Committee.  Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted.  The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option.  The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b)Exercise Period and Exercisability.  The period for the exercise of an SAR shall be determined by the Committee; provided, however, that (i) no Tandem SAR may be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and (ii) no Free-Standing SAR may be exercised later than ten years after its date of grant.  The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR.  The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time.  An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs.  If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d).  Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.
(c)Method of Exercise.  A Tandem SAR may be exercised by (i) giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) executing such documents as the Company may reasonably request.  A Free-Standing SAR may be exercised by (A) giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) executing such documents as the Company may reasonably request.  No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).
2.3TERMINATION OF EMPLOYMENT OR SERVICE.  All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death, or any other reason; or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.
2.4NO REPRICING.  The Committee shall not, without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.7.
2.5NO DIVIDEND EQUIVALENTS.  Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.
III.STOCK AWARDS
3.1STOCK AWARDS.  The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee.  The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or, in the case of an Other Stock Award, the type of award being granted.
3.2TERMS OF RESTRICTED STOCK AWARDS.  Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)Number of Shares and Other Terms.  The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b)Vesting and Forfeiture.  The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the  provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(c)Stock Issuance.  During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award.  All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part.  Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.
(d)Rights with Respect to Restricted Stock Awards.  Subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution or dividend with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.
3.3TERMS OF RESTRICTED STOCK UNIT AWARDS.  Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)Number of Shares and Other Terms.  The number of shares of Common Stock subject to a Restricted Stock Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.
(b)Vesting and Forfeiture.  The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(c)Settlement of Vested Restricted Stock Unit Awards.  The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award.  Any dividend equivalents with respect to Restricted Stock Units shall be subject to the same restrictions as such Restricted Stock Units.  Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.
3.4OTHER STOCK AWARDS.  Subject to the limitations set forth in the Plan, the Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, including without limitation shares of Common Stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of Common Stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee.  The Committee shall determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion.  Any dividend equivalent rights granted with respect to an award shall be subject to the same vesting conditions as the underlying award.
3.5TERMINATION OF EMPLOYMENT OR SERVICE.  All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death, or any other reason; or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.
IV.PERFORMANCE AWARDS
4.1PERFORMANCE AWARDS.  The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.
4.2TERMS OF PERFORMANCE AWARDS.  Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)Value of Performance Awards and Performance Measures.  The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.
(b)Vesting and Forfeiture.  The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)Settlement of Vested Performance Awards.  The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof.  If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d).  Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award.  Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.
4.3TERMINATION OF EMPLOYMENT OR SERVICE.  All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death, or any other reason; or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.
V.GENERAL
5.1EFFECTIVE DATE AND TERM OF PLAN.  This Plan shall be submitted to the stockholders of the Company for approval within 12 months of Board approval and, if approved, shall be effective as of the date of such Board approval. This Plan shall terminate on the tenth anniversary of Board approval of the Plan, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than ten years after the date on which the Plan was approved by the Board.
5.2AMENDMENTS.  The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including any rule of NASDAQ or any other stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify the Non-Employee Director compensation limit set forth in Section 1.4 or the terms of Section 2.4 hereof; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.
5.3AGREEMENT.  Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award.  No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, executed or electronically accepted by the recipient of such award.  Upon such execution or acceptance and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.
5.4NON-TRANSFERABILITY.  No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a domestic relations order, in each case, without consideration.  Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person.  Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.
5.5TAX WITHHOLDING.  The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.  An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise; (E) any other form of payment that may be acceptable to the Committee and specified in the Agreement or (F) any combination of (A), (B), (C) and (E), in each case to the extent set forth in the Agreement relating to the award.  Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as shall not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules).  Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.
5.6RESTRICTIONS ON SHARES.  Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.
5.7ADJUSTMENT.   In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Stock Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Award (including the number and class of securities subject thereto, if applicable) shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code.  In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
5.8CHANGE IN CONTROL.
(a) For purposes of this Plan, “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(1)	any Exchange Act Person becomes the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities by the Company or any Subsidiary, (B) on account of the acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (D) solely because the level of ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company or any Subsidiary, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(2)	there is consummated a merger, consolidation, or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation, or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation, or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(3)	the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation; or
(4)	there is consummated a sale, lease, exclusive license, or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license, or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license, or other disposition.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger, or other transaction effected exclusively for the purpose of changing the domicile of the Company and (B) with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (1), (2), (3) or (4) shall also constitute a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5) if required in order for the payment not to violate Section 409A of the Code.

(b)Subject to the terms of the applicable Agreements, in the event of a Change in Control, the Board, as constituted prior to the Change in Control, may, in its discretion:
(1)	require that (i) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the Restriction Period applicable to some or all outstanding Stock Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (iv) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;
(2)	require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, or other property be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or
(3)	require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment in an amount equal to (A) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (B) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(b)(1) , whether or not vested, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(b)(1) ; (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.
5.9DEFERRALS.  The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards.  Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.
5.10NO RIGHT OF PARTICIPATION, EMPLOYMENT OR SERVICE.  Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan.  Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.
5.11RIGHTS AS STOCKHOLDER.  No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.
5.12DESIGNATION OF BENEFICIARY.  To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity.  To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company.  Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company.  The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse.  The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations.  If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.
5.13AWARDS SUBJECT TO CLAWBACK.  The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to such an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the

Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
5.14GOVERNING LAW.  This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
5.15FOREIGN EMPLOYEES.  Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

D52005-P56905

For Against Abstain

APREA THERAPEUTICS, INC.

APREA THERAPEUTICS, INC.

535 BOYLSTON STREET

BOSTON, MA 02116

1a. Oren Gilad, Ph. D.

1b. John B. Henneman III

1c. Christian S. Schade

The Board of Directors recommends a vote FOR all the

nominees listed in Proposal 1, FOR all of the directors

listed in Proposal 2 and FOR Proposals 3, 4, 5 and 6.

1. ELECTION OF THREE CLASS III DIRECTORS

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian,

please give full title.

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VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/APRE2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date.

Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postagepaid envelope we have provided or return it to Vote Processing, c/o

Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

3. To approve the issuance, in accordance with Nasdaq Listing Rule 5635(a), of the Company's common stock, upon conversion of the

Copany's Series A Preferred Stock issued on May 16, 2022

4. To approve the amendments to the Company's Amended and Restated Certificate of Incorporation, to effect a reverse stock split at a ratio in the range of 1-for-3 to 1-for-20, inclusive, with the exact ratio to be set within that range at the discretion of the Board of Directors

5. To approve the amendment of the Aprea Therapeutics, Inc. 2019 Equity Incentive Plan to increase the number of shares authorized for issuance by 2,000,000 shares

6. The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022

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2. THE RATIFICATION, ON AN ADVISORY BASIS, OF THE APPOINTMENTS

OF CLASS I AND CLASS II DIRECTORS

2a. Marc Duey (Class I)

2b. Michael Grissinger (Class II)

2c. Rifat Pamukcu, M.D.(Class II)

For Withhold

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For Against Abstain

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PRELIMINARY -- SUBJECT TO COMPLETION

The 2022 Annual Meeting of Stockholders of Aprea Therapeutics, Inc. will be held on Thursday, July 28, 2022, 9:00 A.M. Eastern Time, virtually via the internet at www.virtualshareholdermeeting.com/APRE2022To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.Important notice regarding the internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at www.proxyvote.comSmall steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/APRE

D52006-P56905

Proxy – APREA THERAPEUTICS, INC. 2022 Annual Meeting of StockholdersProxy Solicited by Board of Directors for Annual Meeting – July 28, 2022Christian S. Schade and Scott M. Coiante, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Aprea Therapeutics, Inc. to be held on July 28, 2022, or at any postponement or adjournment thereof.Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the election of the director nominees, FOR the ratification of the recent director appointments on an advisory basis and FOR Proposals 3, 4, 5 and 6.In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.(Continued and to be signed on the reverse side)